                                                                     EXHIBIT 4.2




                          SALE AND SERVICING AGREEMENT


                                      among


                     CONSECO FINANCE HOME LOAN TRUST 1999-G
                                     Issuer


                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    as Seller

                                       and

                              CONSECO FINANCE CORP.
                      as Originator, Servicer and Guarantor



                          Dated as of September 1, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I           DEFINITIONS..............................................................................   1-1
         SECTION 1.01.         General.......................................................................   1-1
         SECTION 1.02.         Specific Terms................................................................   1-1

ARTICLE II          TRANSFER OF LOANS........................................................................   2-1
         SECTION 2.01.         Transfer of Loans.............................................................   2-1
         SECTION 2.02.         Conditions to Acceptance by Owner Trustee.....................................   2-1
         SECTION 2.03.         Conveyance of the Subsequent Loans............................................   2-3

ARTICLE III         REPRESENTATIONS AND WARRANTIES...........................................................   3-1
         SECTION 3.01.         Representations and Warranties Regarding the Seller and
                               Originator and Covenants of the Originator....................................   3-1
         SECTION 3.02.         Representations and Warranties Regarding Each Loan............................   3-3
         SECTION 3.03.         Representations and Warranties Regarding the Loans
                               in the Aggregate..............................................................   3-8
         SECTION 3.04.         Representations and Warranties Regarding the Loan Files.......................  3-12
         SECTION 3.05.         Repurchase of Loans for Breach of Representations
                               and Warranties................................................................  3-12
         SECTION 3.06.         Additional Representations and Warranties.....................................  3-13

ARTICLE IV          PERFECTION OF TRANSFER AND PROTECTION
                    OF SECURITY INTERESTS....................................................................   4-1
         SECTION 4.01.         Custody of Loans..............................................................   4-1
         SECTION 4.02.         Filings.......................................................................   4-1
         SECTION 4.03.         Name Change or Relocation.....................................................   4-2
         SECTION 4.04.         Chief Executive Office........................................................   4-2
         SECTION 4.05.         Costs and Expenses............................................................   4-2

ARTICLE V           SERVICING OF LOANS.......................................................................   5-1
         SECTION 5.01.         Responsibility for Loan Administration........................................   5-1
         SECTION 5.02.         Standard of Care..............................................................   5-1
         SECTION 5.03.         Records.......................................................................   5-1
         SECTION 5.04.         Inspection; Computer Tape.....................................................   5-1
         SECTION 5.05.         Collections...................................................................   5-2
         SECTION 5.06.         Enforcement...................................................................   5-3
         SECTION 5.07.         Satisfaction of Loans.........................................................   5-4
         SECTION 5.08.         Costs and Expenses............................................................   5-4
         SECTION 5.09.         Maintenance of Insurance......................................................   5-4
         SECTION 5.10.         Deposit of Funds..............................................................   5-5
         SECTION 5.11.         Monthly Reports; Certificate of Servicing Officer.............................   5-5
         SECTION 5.12.         Annual Report of Accountants..................................................   5-5
         SECTION 5.13.         Certain Duties of the Servicer Under the Trust Agreement......................   5-6
         SECTION 5.14.         Annual Statement as to Compliance; Notice of Servicer
                               Termination Event.............................................................   5-6

         SECTION 5.15.         Maintenance of Lien Interests in Real Property................................   5-6
         SECTION 5.16.         Covenants, Representations, and Warranties of Servicer........................   5-7
         SECTION 5.17.         Purchase of Loans Upon Breach of Covenant.....................................   5-9

ARTICLE VI          DISTRIBUTIONS; TRUST ACCOUNTS; LIMITED GUARANTY;
                    STATEMENTS TO SECURITYHOLDERS............................................................   6-1
         SECTION 6.01.         Trust Accounts................................................................   6-1
         SECTION 6.02.         Collection Account Deposits...................................................   6-2
         SECTION 6.03.         Permitted Withdrawals.........................................................   6-2
         SECTION 6.04.         Advances .....................................................................   6-3
         SECTION 6.05.         Limited Guaranty..............................................................   6-3
         SECTION 6.06.         Distributions.................................................................   6-4
         SECTION 6.07.         Statements to Securityholders.................................................   6-6
         SECTION 6.08.         Pre-Funding Account...........................................................   6-8

ARTICLE VII         SERVICE TRANSFER.........................................................................   7-1
         SECTION 7.01.         Events of Termination.........................................................   7-1
         SECTION 7.02.         Transfer......................................................................   7-2
         SECTION 7.03.         Indenture Trustee to Act; Appointment of Successor............................   7-3
         SECTION 7.04.         Notification to Securityholders...............................................   7-3
         SECTION 7.05.         Effect of Transfer............................................................   7-4
         SECTION 7.06.         Transfer of Collection Account................................................   7-4

ARTICLE VIII        TERMINATION..............................................................................   8-1
         SECTION 8.01.         Class C Certificateholder's Purchase Option; Auction Sale;
                               Additional Principal Distribution Amount......................................   8-1
         SECTION 8.02.         Liquidation of Trust Estate...................................................   8-3

ARTICLE IX          INDEMNITIES..............................................................................   9-1
         SECTION 9.01.         Originator's Indemnities......................................................   9-1
         SECTION 9.02.         Liabilities to Obligors.......................................................   9-1
         SECTION 9.03.         Servicer's Indemnities........................................................   9-1
         SECTION 9.04.         Operation of Indemnities......................................................   9-1

ARTICLE X           MISCELLANEOUS............................................................................  10-1
         SECTION 10.01.        Servicer Not to Assign Duties or Resign; Delegation of
                               Servicing Duties..............................................................  10-1
         SECTION 10.02.        Assignment or Delegation by Originator........................................  10-1
         SECTION 10.03.        Amendment.....................................................................  10-2
         SECTION 10.04.        Notices.......................................................................  10-3
         SECTION 10.05.        Merger and Integration........................................................  10-4
         SECTION 10.06.        Headings......................................................................  10-5
         SECTION 10.07.        Governing Law.................................................................  10-5
         SECTION 10.08.        Limitation of Liability.......................................................  10-5

EXHIBIT A       -  FORM OF ASSIGNMENT........................................................................   A-1
EXHIBIT B       -  FORM OF CERTIFICATE REGARDING REPURCHASED LOANS...........................................   B-1
EXHIBIT C       -  FORM OF MONTHLY REPORT....................................................................   C-1
EXHIBIT D       -  FORM OF CERTIFICATE OF SERVICING OFFICER..................................................   D-1
EXHIBIT E       -  FORM OF ADDITION NOTICE...................................................................   E-1
EXHIBIT F       -  FORM OF SUBSEQUENT TRANSFER INSTRUMENT....................................................   F-1
EXHIBIT G       -  FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER).......................................   G-1

         THIS SALE AND SERVICING AGREEMENT, dated as of September 1, 1999, among Conseco Finance Home Loan Trust 1999-G (the "Trust"), Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller"), and Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as originator of the loans described herein (the "Originator"), as Servicer (the "Servicer") and as Limited Guarantor of the Class B-2 Certificates (the "Guarantor").

         WHEREAS, in the regular course of its business, Conseco Finance Corp. purchases, originates and services home improvement loans and home equity loans, which loans provide for installment payments by or on behalf of the borrowers and grant mortgages, deeds of trust or security deeds on certain real estate securing such loans;

         WHEREAS, the Seller, in the ordinary course of its business, acquires pools of home improvement loans and home equity loans and other receivables from Conseco Finance Corp. and arranges the securitization of those receivables; and

         WHEREAS, the Seller, the Originator, the Servicer, the Guarantor and the Trust wish to set forth the terms and conditions on which the Trust will acquire the Loans (as defined herein) and the Servicer will service the Loans.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01.  General.

         (a) For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

         (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         (c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (d) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person include its permitted successors and assignees.

         SECTION 1.02.  Specific Terms.

         All terms defined in any Related Document and not otherwise defined in this Agreement shall have the meanings given them in such Related Document.

         "Addition Notice" means, with respect to the transfer of Subsequent Loans to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit E, which shall be given not later than five Business Days prior to the related Subsequent Transfer


                                       1-1

Date, of the Seller's designation of Subsequent Loans, as applicable, to be sold to the Trust and the aggregate Cut-off Date Principal Balance of such Subsequent Loans.

         "Additional Loan" means an Initial Loan that was not included in the Loans described in the Prospectus Supplement dated November 1, 1999 relating to the Securities.

         "Additional Principal Distribution Amount" means, for any Payment Date, the lesser of (x) the Amount Available remaining after payment of the amounts described in clauses (i) through (xv) of Section 6.06(a) and (y) the amount necessary to reduce the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance to zero.

         "Advance Payment" means, with respect to any Due Period, any payment by an Obligor that was not due under the related Loan during or before such Due Period and which payment is not a Principal Prepayment.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Aggregate Liquidation Loss Principal Amount" means, as of any Payment Date, the excess, if any, of (a) the sum of the Note Principal Balance plus the Certificate Principal Balance as of such Payment Date (before giving effect to distributions of principal on such Payment Date) over (b) the sum of the Pool Scheduled Principal Balance as of the preceding Payment Date plus the Pre-Funded Amount on such Payment Date.

         "Agreement" means this Sale and Servicing Agreement as the same may be amended or supplemented from time to time.

         "Amount Available" means, for any Payment Date, an amount equal to:

         (a)      the sum of

                           (i) the amount on deposit in the Collection Account
                  as of the close of business on the last day of the related Due Period,

                           (ii) any Advances deposited in the Collection Account
                  with respect to such Payment Date,

                           (iii) any amount withdrawn from the Pre-Funding
                  Account pursuant to Section 6.08(a) and deposited in the Collection Account, and

                           (iv) any amounts required to be deposited in the
                  Collection Account for such Payment Date pursuant to Sections
                  8.01 or 8.02, minus

                                       1-2

         (b)      the sum of

                           (i) the Amount Held for Future Distribution, and

                           (ii) amounts permitted to be withdrawn by the
                  Indenture Trustee from the Collection Account pursuant to clauses (b) - (e), inclusive, of Section 6.03.

         "Amount Held for Future Distribution" means, as to any Payment Date, the total of the amounts held in the Collection Account on the last day of the related Due Period on account of Advance Payments in respect of such Due Period.

         "Assignment" means the Assignment from the Seller to the Trust in substantially the form of Exhibit A, whereby the Seller assigns the Loans to the Trust.

         "Average Sixty-Day Delinquency Ratio" means the arithmetic average of the Sixty-Day Delinquency Ratios for such Payment Date and for the two immediately preceding Payment Dates.

         "Backup Servicer" means the Indenture Trustee, which shall initially serve as Backup Servicer hereunder in the event of the termination of the Servicer, subject to the right of the Indenture Trustee to assign such duties to another party pursuant to Section 7.03.

         "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, New York, New York, Wilmington, Delaware or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

         "Certificates" means the Class B-1, Class B-2 and Class C Certificates issued under the Trust Agreement.

         "Certificate Distribution Account" means the account established and maintained pursuant to Section 6.01(c).

         "Certificateholder" means the person in whose name a Certificate is registered on the Certificate Register.

         "Certificate Majority" means, as to each Class of Certificates, Holders of Certificates representing a majority of the Principal Balance of such Class.

         "Certificate Pool Factor" means, with respect to any Payment Date and the Class B-1 or Class B-2 Certificates, an eight-digit decimal figure equal to the outstanding principal balance of such Class of Certificates as of such Payment Date (after giving effect to all distributions on such date) divided by the Original Principal Balance of such Class of Certificates.


                                       1-3

         "Certificate Principal Balance" means, as of any Payment Date, the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

         "Class A, Class M, Class B or Class C" means the Class A Notes, Class M Notes, Class B Certificates or the Class C Certificate, as the case may be.

         "Class A Formula Interest Distribution Amount" means, as to any Payment Date, the sum of the Class A Interest Amount and the Unpaid Class A Interest Shortfall, if any.

         "Class A Formula Principal Distribution Amount" means, as to any Payment Date, the lesser of (a) the Class A Percentage of the Formula Principal Distribution Amount and (b) the Class A Principal Balance.

         "Class A Interest Amount" means, as to any Payment Date, the sum of the Class A-1 Interest Amount, the Class A-2 Interest Amount, the Class A-3 Interest Amount, the Class A-4 Interest Amount, the Class A-5 Interest Amount and the Class A-6 Interest Amount.

         "Class A Percentage" means, as to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) if the Class M-1 Distribution Test is satisfied on such Payment Date, the Class M-1 Adjusted Principal Balance, otherwise zero, (c) if the Class M-2 Distribution Test is satisfied on such Payment Date, the Class M-2 Adjusted Principal Balance, otherwise zero, (d) if the Class B-1 Distribution Test is satisfied on such Payment Date, the Class B-1 Adjusted Principal Balance, otherwise zero and (e) if the Class B-2 Distribution Test is satisfied on such Payment Date, the Class B-2 Adjusted Principal Balance, otherwise zero.

         "Class A Principal Balance" means, as to any Payment Date, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance and the Class A-6 Principal Balance.

         "Class A Principal Deficiency Amount" means, as to any Payment Date, the amount, if any, by which the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount on such Payment Date is less than the Class A Principal Balance.

         "Class A Principal Distribution Amount" means (1) as to any Payment Date on which there is no Class A Principal Deficiency Amount, the lesser of (a) the Amount Available remaining after distribution of amounts described in Sections 6.06(a)(i) through (v) and (b) the Class A Formula Principal Distribution Amount, and (2) as to any Payment Date on which there is a Class A Principal Deficiency Amount on such Payment Date, the lesser of (x) the Amount Available remaining after distribution of amounts described in Section 6.06(a)(i) through (v) and (y) the Class A Principal Balance on such Payment Date.

         "Class A-1 Interest Amount" means, with respect to any Payment Date, an amount equal to one month's interest (or, with respect to the first Payment Date, interest from and including the

                                       1-4

Closing Date to but excluding the first Payment Date) at the Class A-1 Interest Rate on the Class A-1 Principal Balance for such Payment Date.

         "Class A-1 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class A-1 Notes on such Payment Date pursuant to Section 8.02(c)(1) of the Indenture is less than the sum of the Class A-1 Interest Amount and the Unpaid Class A-1 Interest Shortfall for such Payment Date.

         "Class A-1 Interest Rate" means a per annum rate of interest equal to 6.57%, computed on the basis of a year of 360 days and twelve 30-day months.

         "Class A-1 Notes" means the Class A-1 Notes issued by the Trust pursuant to the Indenture.

         "Class A-1 Principal Balance" means, as to any Payment Date, the Original Class A-1 Principal Balance less all amounts distributed to Holders of Class A-1 Notes on prior Payment Dates on account of principal.

         "Class A-2 Interest Amount" means, with respect to any Payment Date, one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class A-2 Interest Rate on the Class A-2 Principal Balance for such Payment Date.

         "Class A-2 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Payment Date pursuant to Section 8.02(c)(1) of the Indenture is less than the sum of the Class A-2 Interest Amount for such Payment Date and the Unpaid Class A-2 Interest Shortfall for such Payment Date.

         "Class A-2 Interest Rate" means a per annum rate of interest equal to 7.14%, computed on the basis of a year of 360 days and twelve 30-day months.

         "Class A-2 Notes" means the Class A-2 Notes issued by the Trust pursuant to the Indenture.

         "Class A-2 Principal Balance" means, as to any Payment Date the Original Class A-2 Principal Balance less all amounts distributed to Holders of Class A-2 Notes on prior Payment Dates on account of principal.

         "Class A-3 Interest Amount" means, with respect to any Payment Date, an amount equal to one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class A-3 Interest Rate on the Class A-3 Principal Balance for such Payment Date.

         "Class A-3 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such

                                       1-5

Payment Date pursuant to Section 8.02(c)(1) of the Indenture is less than the sum of the Class A-3 Interest Amount and the Unpaid Class A-3 Interest Shortfall for such Payment Date.

         "Class A-3 Interest Rate" means a per annum rate of interest equal to 7.36%, computed on the basis of a year of 360 days and twelve 30-day months.

         "Class A-3 Notes" means the Class A-3 Notes issued by the Trust pursuant to the Indenture.

         "Class A-3 Principal Balance" means, as to any Payment Date, the Original Class A-3 Principal Balance less all amounts distributed to Holders of Class A-3 Notes on prior Payment Dates on account of principal.

         "Class A-4 Interest Amount" means, with respect to any Payment Date, one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class A-4 Interest Rate on the Class A-4 Principal Balance for such Payment Date.

         "Class A-4 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class A-4 Notes on such Payment Date pursuant to Section 8.02(c)(1) of the Indenture is less than the sum of the Class A-4 Interest Amount for such Payment Date and the Unpaid Class A-4 Interest Shortfall for such Payment Date.

         "Class A-4 Interest Rate" means a per annum rate of interest equal to 7.55%, computed on the basis of a year of 360 days and twelve 30-day months.

         "Class A-4 Notes" means the Class A-4 Notes issued by the Trust pursuant to the Indenture.

         "Class A-4 Principal Balance" means, as to any Payment Date the Original Class A-4 Principal Balance less all amounts distributed to Holders of Class A-4 Notes on prior Payment Dates on account of principal.

         "Class A-5 Interest Amount" means, with respect to any Payment Date, one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class A-5 Interest Rate on the Class A-5 Principal Balance for such Payment Date.

         "Class A-5 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class A-5 Notes on such Payment Date pursuant to Section 8.02(c)(1) of the Indenture is less than the sum of the Class A-5 Interest Amount for such Payment Date and the Unpaid Class A-5 Interest Shortfall for such Payment date.


                                       1-6

         "Class A-5 Interest Rate" means a per annum rate of interest equal to 8.08%, computed on the basis of a year of 360 days and twelve 30-day months.

         "Class A-5 Notes" means the Class A-5 Notes issued by the Trust pursuant to the Indenture.

         "Class A-5 Principal Balance" means, as to any Payment Date the Original Class A-5 Principal Balance less all amounts distributed to Holders of Class A-5 Notes on prior Payment Dates on account of principal pursuant to
Section 8.02(c) of the Indenture.

         "Class A-6 Interest Amount" means, with respect to any Payment Date, one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class A-6 Interest Rate on the Class A-6 Principal Balance for such Payment Date.

         "Class A-6 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class A-6 Notes on such Payment Date pursuant to Section 8.02(c)(1) of the Indenture is less than the sum of the Class A-6 Interest Amount for such Payment Date and the Unpaid Class A-6 Interest Shortfall for such Payment Date.

         "Class A-6 Interest Rate" means a per annum rate of interest equal to 8.16%, computed on the basis of a year of 360 days and twelve 30-day months.

         "Class A-6 Notes" means the Class A-6 Notes issued by the Trust pursuant to the Indenture.

         "Class A-6 Principal Balance" means, as to any Payment Date the Original Class A-6 Principal Balance less all amounts distributed to Holders of Class A-6 Notes on prior Payment Dates on account of principal.

         "Class B Principal Balance" means, as to any Payment Date, the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

         "Class B-1 Adjusted Principal Balance" means, as of any Payment Date, the Class B-1 Principal Balance as of that Payment Date minus the Class B-1 Liquidation Loss Principal Amount (if any) as of the prior Payment Date.

         "Class B-1 Distribution Test," to be considered "satisfied" for any Payment Date, requires that (i) such Payment Date occurs in or after December 2003; (ii) the Average Sixty-Day Delinquency Ratio for such Payment Date is less than or equal to 10% of the Senior Subordination Percentage; (iii) the Cumulative Realized Losses Test for such Payment Date is satisfied; and (iv) the fraction, expressed as a percentage, the numerator of which is the sum of the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount (after giving effect to the distributions made on the preceding Payment Date) as of such Payment Date and the denominator of which is the Pool Scheduled

                                       1-7

Principal Balance as of the immediately preceding Payment Date, is equal to or greater than 28.00%.

         "Class B-1 Formula Interest Distribution Amount" means, as to any Payment Date, the sum of the Class B-1 Interest Amount and the Unpaid Class B-1 Interest Shortfall, if any.

         "Class B-1 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class B-1 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class B-1 Liquidation Loss Interest Shortfall, if any.

         "Class B-1 Formula Principal Distribution Amount" means, as to any Payment Date, the lesser of (a) the Class B-1 Percentage of the Formula Principal Distribution Amount or (b) the Class B-1 Principal Balance.

         "Class B-1 Interest Amount" means, with respect to any Payment Date, an amount equal to one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class B-1 Interest Rate on the Class B-1 Adjusted Principal Balance for such Payment Date.

         "Class B-1 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class B-1 Certificates on such Payment Date pursuant to Section 6.06(a)(v) is less than the Class B-1 Formula Interest Distribution Amount for such Payment Date.

         "Class B-1 Interest Rate" means 10.48% per annum, computed on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class B-1 Liquidation Loss Interest Amount" means, as to any Payment Date, an amount equal to one month's interest at the Class B-1 Interest Rate on the Class B-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

         "Class B-1 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which the Class B-1 Formula Liquidation Loss Interest Distribution Amount exceeds any amount distributed on the Class B-1 Certificates on such Payment Date pursuant to Section 6.06(a)(x)(C).

         "Class B-1 Liquidation Loss Principal Amount" means, as to any Payment Date, the lesser of (a) the Class B-1 Adjusted Principal Balance and (b) the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the Class B-2 Liquidation Loss Principal Amount.

         "Class B-1 Certificates" means the Class B-1 Certificates issued by the Trust pursuant to the Trust Agreement.

                                       1-8

         "Class B-1 Percentage" means:

                  (i) zero, if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B-1 Distribution Test is not satisfied or

                  (ii) a fraction, expressed as a percentage, the numerator of which is the Class B-1 Adjusted Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) the Class M-1 Adjusted Principal Balance, (c) the Class M-2 Adjusted Principal Balance, (d) the Class B-1 Adjusted Principal Balance and (e) if the Class B-2 Distribution Test is satisfied on such Payment Date, the Class B-2 Adjusted Principal Balance, otherwise zero.

         "Class B-1 Principal Balance" means, as to any Payment Date, the Original Class B-1 Principal Balance less all amounts distributed to Holders of Class B-1 Certificates on prior Payment Dates on account of principal.

         "Class B-2 Adjusted Principal Balance" means, as of any Payment Date, the Class B-2 Principal Balance as of that Payment Date minus any Class B-2 Liquidation Loss Principal Amount as of the prior Payment Date that was not paid by the Guarantor pursuant to the Limited Guaranty.

         "Class B-2 Distribution Amount" means, as to any Payment Date, the sum of the amounts paid to Class B-2 Certificateholders on such Payment Date pursuant to Section 6.06(a)(xii) and (xiii).

         "Class B-2 Distribution Test," to be considered "satisfied" for any Payment Date, requires that (i) such Payment Date occurs in or after December 2003; (ii) the Average Sixty-Day Delinquency Ratio for such Payment Date is less than or equal to 10% of the Senior Subordination Percentage; (iii) the Cumulative Realized Losses Test for such Payment Date is satisfied; and (iv) the fraction, expressed as a percentage, the numerator of which is the sum of the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater than 17.50%.

         "Class B-2 Formula Interest Distribution Amount" means, as to any Payment Date, the sum of the Class B-2 Interest Amount and the Unpaid Class B-2 Interest Shortfall, if any.

         "Class B-2 Formula Distribution Amount" means, as to any Payment Date, the sum of (a) the Class B-2 Formula Interest Distribution Amount, (b) the Class B-2 Formula Principal Distribution Amount, (c) the Class B-2 Liquidation Loss Interest Amount, if any, and (d) the Class B-2 Liquidation Loss Principal Amount, if any (but in no event more than is necessary to reduce the Class B-2 Principal Balance to zero).


                                       1-9

         "Class B-2 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (i) the Class B-2 Liquidation Loss Interest Amount, if any, and (ii) the Unpaid Class B-2 Liquidation Loss Interest Shortfall, if any.

         "Class B-2 Formula Principal Distribution Amount" means, as to any Payment Date, the lesser of (a) the Class B-2 Percentage of the Formula Principal Distribution Amount, and (b) the Class B-2 Principal Balance.

         "Class B-2 Interest Amount" means, as to any Payment Date, an amount equal to one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment
Date) at the Class B-2 Interest Rate on the Class B-2 Adjusted Principal Balance for such Payment Date.

         "Class B-2 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class B-2 Certificates on such Payment Date pursuant to Section 6.06(a)(xii), plus any Guaranty Payment on such Payment Date in respect of interest, is less than the Class B-2 Formula Interest Distribution Amount for such Payment Date.

         "Class B-2 Interest Rate" means 10.96% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Class B-2 Liquidation Loss Interest Amount" means, as to any Payment Date, an amount equal to one month's interest at the Class B-2 Interest Rate on the Class B-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

         "Class B-2 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which the Class B-2 Formula Liquidation Loss Interest Distribution Amount exceeds any amount distributed on the Class B-2 Certificates on such Payment Date pursuant to Section 6.06(a)(xii)(C).

         "Class B-2 Liquidation Loss Principal Amount" means, as to any Payment Date, the lesser of (a) the Class B-2 Adjusted Principal Balance and (b) the Aggregate Liquidation Loss Principal Amount.

         "Class B-2 Certificates" means the Class B-2 Certificates issued by the Trust pursuant to the Trust Agreement.

         "Class B-2 Percentage" means:

                  (i) zero, if the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance have not yet been reduced to zero and the Class B-2 Distribution Test is not satisfied or

                  (ii) a fraction, expressed as a percentage, the numerator of which is the Class B-2 Adjusted Principal Balance and the denominator of which is the sum of (a) the Class

                                      1-10

         A Principal Balance, (b) the Class M-1 Adjusted Principal Balance, (c) the Class M-2 Adjusted Principal Balance, (d) the Class B-1 Adjusted Principal Balance and (e) the Class B-2 Adjusted Principal Balance.

         "Class B-2 Principal Balance" means, as to any Payment Date, the Original Class B-2 Principal Balance less all amounts distributed to Holders of Class B-2 Certificates on prior Payment Dates on account of principal.

         "Class C Certificate Distribution Amount" means the amount specified in
Section 6.06(a)(xviii).

         "Class M-1 Adjusted Principal Balance" means, as of any Payment Date, the Class M-1 Principal Balance as of that Payment Date minus the Class M-1 Liquidation Loss Principal Amount (if any) as of the prior Payment Date.

         "Class M-1 Distribution Test," to be considered "satisfied" for any Payment Date, requires that (i) such Payment Date occurs in or after December 2003; (ii) the Average Sixty-Day Delinquency Ratio for such Payment Date is less than or equal to 10% of the Senior Subordination Percentage; (iii) the Cumulative Realized Losses Test for such Payment Date is satisfied; and (iv) the fraction, expressed as a percentage, the numerator of which is the sum of the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount (after giving effect to the distributions made on the preceding Payment Date) as of such Payment Date and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater than 57.00%.

         "Class M-1 Formula Interest Distribution Amount" means, as to any Payment Date, the sum of the Class M-1 Interest Amount and the Unpaid Class M-1 Interest Shortfall, if any.

         "Class M-1 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class M-1 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class M-1 Liquidation Loss Interest Shortfall, if any.

         "Class M-1 Formula Principal Distribution Amount" means, as to any Payment Date, the lesser of (a) the Class M-1 Percentage of the Formula Principal Distribution Amount, and (b) the Class M-1 Principal Balance.

         "Class M-1 Interest Amount" means, with respect to any Payment Date, an amount equal to one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class M-1 Interest Rate on the Class M-1 Adjusted Principal Balance for such Payment Date.

         "Class M-1 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class M-1 Notes on such Payment Date pursuant to Section 6.06(a)(iii) is less than the Class M-1 Formula Interest Distribution Amount for such Payment Date.

                                      1-11

         "Class M-1 Interest Rate" means a per annum rate of interest equal to 8.88%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class M-1 Liquidation Loss Interest Amount" means, as to any Payment Date, an amount equal to one month's interest at the Class M-1 Interest Rate on the Class M-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

         "Class M-1 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which the Class M-1 Formula Liquidation Loss Interest Distribution Amount exceeds any amount distributed to Class M-1 Noteholders on such Payment Date pursuant to Section 6.06(a)(x)(A).

         "Class M-1 Liquidation Loss Principal Amount" means, as to any Payment Date, the lesser of (a) the Class M-1 Adjusted Principal Balance and (b) the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the aggregate of the Class M-2 Liquidation Loss Principal Amount, the Class B-1 Liquidation Loss Principal Amount and the Class B-2 Liquidation Loss Principal Amount.

         "Class M-1 Notes" means the Class M-1 Notes issued by the Trust pursuant to the Indenture.

         "Class M-1 Percentage" means:

                  (i) zero, as to any Payment Date on which the Class A Principal Balance has not yet been reduced to zero and on which the Class M-1 Distribution Test is not satisfied or

                  (ii) a fraction, expressed as a percentage, the numerator of which is the Class M-1 Adjusted Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) the Class M-1 Adjusted Principal Balance, (c) if the Class M-2 Distribution Test is satisfied on such Payment Date, the Class M-2 Adjusted Principal Balance, otherwise zero, (d) if the Class B-1 Distribution Test is satisfied on such Payment Date, the Class B-1 Adjusted Principal Balance, otherwise zero and (e) if the Class B-2 Distribution Test is satisfied on such Payment Date, the Class B-2 Adjusted Principal Balance, otherwise zero.

         "Class M-1 Principal Balance" means, as to any Payment Date, the Original Class M-1 Principal Balance less all amounts distributed to Holders of Class M-1 Notes on prior Payment Dates on account of principal.

         "Class M-2 Adjusted Principal Balance" means, as of any Payment Date, the Class M-2 Principal Balance as of that Payment Date minus the Class M-2 Liquidation Loss Principal Amount (if any) as of the prior Payment Date.

         "Class M-2 Distribution Test," to be considered "satisfied" for any Payment Date, requires that (i) such Payment Date occurs in or after December 2003; (ii) the Average Sixty-Day

                                      1-12

Delinquency Ratio for such Payment Date is less than or equal to 10% of the Senior Subordination Percentage; (iii) the Cumulative Realized Losses Test for such Payment Date is satisfied; and (iv) the fraction, expressed as a percentage, the numerator of which is the sum of the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance as of such Payment Date, and the Over-Collateralization Amount (after giving effect to the distributions made on the preceding Payment Date) and the denominator of which is the Pool Scheduled Principal Balance as of the immediately preceding Payment Date, is equal to or greater than 41.00%.

         "Class M-2 Formula Interest Distribution Amount" means, as to any Payment Date, the sum of the Class M-2 Formula Distribution Amount and the Unpaid Class M-2 Interest Shortfall, if any.

         "Class M-2 Formula Liquidation Loss Interest Distribution Amount" means, as to any Payment Date, the sum of (a) the Class M-2 Liquidation Loss Interest Amount, if any, and (b) the Unpaid Class M-2 Liquidation Loss Interest Shortfall, if any.

         "Class M-2 Formula Principal Distribution Amount" means, as to any Payment Date, the lesser of (a) the Class M-2 Percentage of the Formula Principal Distribution Amount and (b) the Class M-2 Principal Balance.

         "Class M-2 Interest Amount" means, with respect to any Payment Date, an amount equal to one month's interest (or, with respect to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment Date) at the Class M-2 Interest Rate on the Class M-2 Adjusted Principal Balance.

         "Class M-2 Interest Carryover Shortfall" means, with respect to any Payment Date, the amount, if any, by which the amount distributed to Holders of the Class M-2 Notes on such Payment Date pursuant to Section 6.06(a)(x)(B) is less than the Class M-2 Formula Interest Distribution Amount for such Payment Date.

         "Class M-2 Interest Rate" means a per annum rate of interest equal to 9.52%, calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Class M-2 Liquidation Loss Interest Amount" means, as to any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding the first Payment
Date) at the Class M-2 Interest Rate on the Class M-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

         "Class M-2 Liquidation Loss Interest Shortfall" means, as to any Payment Date, the amount, if any, by which the Class M-2 Formula Liquidation Loss Interest Distribution Amount exceeds any amount distributed to Class M-2 Noteholders on such Payment Date pursuant to Section 6.06(a)(x).

                                      1-13

         "Class M-2 Liquidation Loss Principal Amount" means, as to any Payment Date, the lesser of (a) the Class M-2 Adjusted Principal Balance and (b) the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the aggregate of the Class B-1 Liquidation Loss Principal Amount and the Class B-2 Liquidation Loss Principal Amount.

         "Class M-2 Notes" means the Class M-2 Notes issued by the Trust pursuant to the Indenture.

         "Class M-2 Percentage" means:

                  (i) zero, as to any Payment Date on which the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and on which the Class M-2 Distribution Test is not satisfied, or

                  (ii) a fraction, expressed as a percentage, the numerator of which is the Class M-2 Adjusted Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) the Class M-1 Adjusted Principal Balance, (c) the Class M-2 Adjusted Principal Balance, (d) if the Class B-1 Distribution Test is satisfied on such Payment Date, the Class B-1 Adjusted Principal Balance, otherwise zero and (e) if the Class B-2 Distribution Test is satisfied on such Payment Date, the Class B-2 Adjusted Principal Balance, otherwise zero.

         "Class M-2 Principal Balance" means, as to any Payment Date, the Original Class M-2 Principal Balance less all amounts distributed to Holders of Class M-2 Notes on prior Payment Dates on account of principal.

         "Class Percentage Interest" means, as to any Note or Certificate (other than the Class C Certificate), the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to the percentage (carried to eight places) obtained from dividing the denomination of such Note or Certificate by the aggregate denomination of all Notes or Certificates of the related Class (which equals the Original Class A-1 Principal Balance in the case of a Class A-1 Note, the Original Class A-2 Principal Balance in the case of a Class A-2 Note, the Original Class A-3 Principal Balance in the case of a Class A-3 Note, the Original Class A-4 Principal Balance in the case of a Class A-4 Note, the Original Class A-5 Principal Balance in the case of a Class A-5 Note, the Original Class A-6 Principal Balance in the case of a Class A-6 Note, the Original Class M-1 Principal Balance in the case of a Class M-1 Note, the Original Class M-2 Principal Balance in the case of a Class M-2 Note, the Original Class B-1 Principal Balance in the case of a Class B-1 Certificate or the Original Class B-2 Principal Balance in the case of a Class B-2 Certificate). The aggregate Class Percentage Interest for each Class of Notes or Certificates shall equal 100%. The Class C Certificate shall be issued as a single Certificate having a Class Percentage Interest of 100%.

         "Class Principal Balance" means, as to any date, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance, the Class M-1 Principal

                                      1-14

Balance, the Class M-2 Principal Balance, the Class B-1 Principal Balance or the Class B-2 Principal Balance, as appropriate.

         "Closing Date" means November 16, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Security" means, with respect to any Loan, (i) the mortgage, deed of trust or security deed granted by or on behalf of the related Obligor with respect thereto, including the lien on the related real property,
(ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Loan, whether pursuant to the agreement giving rise to such Loan or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Loan,
(iii) all rights the Originator may have against the originator of the Loan if other than the Originator (iv) all rights under hazard insurance, if applicable, on the property described in the Loan, (v) all rights in any title insurance policy with respect to a Loan and (vi) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loan whether pursuant to the agreement giving rise to such Loan or otherwise, and (vii) all records in respect of such Loan.

         "Collection Account" means the account established and maintained pursuant to Section 6.01.

         "Computer Tape" means the computer tape generated by the Originator which provides information relating to the Loans and which was used by the Originator in selecting the Loans, and includes the master file and the history file.

         "Corporate Trust Office" means with respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the execution of this Agreement is 302-651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at U.S. Bank Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101 Attention: Corporate Trust Department; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is (651) 244-0089.

         "Counsel for the Servicer" means Dorsey & Whitney LLP, or other legal counsel for the Servicer.

         "Cumulative Realized Loss Ratio" means, for any Payment Date, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for that Payment Date, and the denominator of which is the Cut-off Date Pool Principal Balance.

                                      1-15

         "Cumulative Realized Losses Test," to be considered "satisfied" for any Payment Date, requires:

         (i) if such Payment Date occurs between November 15, 2003 and November 14, 2004, that the Cumulative Realized Losses as of such Payment Date are less than or equal to 10% of the Cut-off Date Pool Principal Balance;

         (ii) if such Payment Date occurs between November 15, 2004 and November 14, 2005, that the Cumulative Realized Losses as of such Payment Date are less than or equal to 12% of the Cut-off Date Pool Principal Balance;

         (iii) if such Payment Date occurs between November 15, 2005 and November 14, 2006, that the Cumulative Realized Losses as of such Payment Date are less than or equal to 14% of the Cut-off Date Pool Principal Balance; and

         (iv) if such Payment Date occurs on or after November 15, 2006, that the Cumulative Realized Losses as of such Payment Date are less than or equal to 15% of the Cutoff Date Pool Principal Balance.

         "Current Realized Loss Ratio" means, as to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Payment Date and each of the eleven immediately preceding Payment Dates and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balance of as of the twelfth preceding Payment Date and the Pool Scheduled Principal Balance of as of such Payment Date.

         "Cut-off Date" means with respect to each Initial Loan, August 31, 1999 (or the date of origination, if later), and with respect to each Subsequent Loan, the applicable Subsequent Cutoff Date.

         "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Loans.

         "Cut-off Date Principal Balance" means, as to any Loan, the unpaid principal balance thereof at the applicable Cut-off Date after giving effect to all installments of principal due on or prior thereto.

         "Defaulted Loan" means a Loan with respect to which the Servicer commenced foreclosure proceedings, made a sale of such Loan to a third party for foreclosure or enforcement, or as to which there was a Delinquent Payment 180 or more days past due.

         "Delinquent Payment" means, as to any Loan, with respect to any Due Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Due Period under such Loan (after giving effect to any reduction in the principal amount deemed owed on such Loan by the Obligor) and was not received or applied during such Due Period, whether or not any payment extension permitted under Section 5.06(f) has been granted by the Servicer.

                                      1-16

         "Determination Date" means the third Business Day prior to each Payment Date during the term of this Agreement.

         "Due Date" means, as to any Loan, the date of the month on which the scheduled monthly payment for such Loan is due.

         "Due Period" means a calendar month during the term of this Agreement; with respect to any Payment Date, the "related Due Period" means the calendar month immediately preceding the month in which the Due Period occurs (except that the "related Due Period" for the Payment Date in December 1999 shall mean the period from and including September 1, 1999 to and including November 30,
1999)

         "Electronic Ledger" means the electronic master record of installment sale contracts, home equity loans and promissory notes of the Originator.

         "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to federal regulations with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) shall have a credit rating from Standard & Poor's (if rated by Standard & Poor's) and Moody's (if rated by Moody's) in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause either of the Rating Agencies to downgrade or withdraw their then-current ratings assigned to the Notes and Class B Certificates, as confirmed in writing by the Rating Agencies.

         "Eligible Institution" means any depository institution (which may be the Owner Trustee, the Indenture Trustee or an Affiliate of either) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated A-1+ by Standard & Poor's and P-1 by Moody's if the deposits are to be held in the account for less than 30 days, or whose unsecured long-term debt has been rated in one of the two highest rating categories by Standard & Poor's and Moody's if the deposits are to be held in the account for 30 days or more, or who shall otherwise be acceptable to the Rating Agencies.

                                      1-17

         "Eligible Investments" are any of the following:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association having the highest credit rating then available from Moody's and Standard & Poor's, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

                  (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1+ by Standard & Poor's and at least P-1 by Moody's;

                  (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Standard & Poor's and whose only investments are in securities described in clauses (i) and (ii) above if the Indenture Trustee has taken possession of any certificate evidencing the shares or, if uncertificated, there is an appropriate book entry notation showing the Indenture Trustee as the owner of the shares;

                  (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above if the Indenture Trustee has taken possession of any certificate evidencing the securities or, if uncertificated, there is an appropriate book entry notation showing the Indenture Trustee as the owner of the securities;

                  (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA by Standard & Poor's and at least Aaa from Moody's at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account; and

                                      1-18

                  (vi) commercial paper having a rating of at least A-1+ from Standard & Poor's and at least P-1 by Moody's at the time of such investment or pledge as a security.

Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vi) above.

         Each of the Indenture Trustee and the Owner Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

         "Eligible Servicer" means Conseco Finance Corp. or a Person designated as an approved seller-servicer by Fannie Mae or Freddie Mac and otherwise qualified to act as servicer of the Loans under applicable Federal and State laws and regulations, and which services not less than an aggregate of $100,000,000 in outstanding principal amount of home improvement contracts and promissory notes, manufactured housing conditional sales contracts and installment loan agreements and home equity loans.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Loans comprising a portion of the corpus of the Trust.

         "Federal Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

         "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Loans comprising a portion of the corpus of the Trust.

         "Final Scheduled Payment Date" has the meaning given in the Indenture with respect to the Notes, and the meaning given in the Trust Agreement with respect to the Class B Certificates.

         "Formula Principal Distribution Amount" means, for any Payment Date, the sum of:

                  (a) all scheduled payments of principal due on each outstanding Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

                  (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Loans; plus

                  (c) the aggregate Scheduled Principal Balance of all Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in

                                      1-19
         principal balance of any Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

                  (d) the aggregate Scheduled Principal Balance of all Loans repurchased, and all amounts deposited in lieu of the repurchase of any Loan, during the prior Due Period pursuant to Section 3.05(a); plus

                  (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Collection Account; plus

                  (f) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Account and deposited in the Collection Account pursuant to Section 6.08(a).

         "Guarantor" means Conseco Finance Corp.

         "Guaranty Payment" means, as of any Payment Date, the amount, if any, by which (A) the Class B-2 Formula Distribution Amount on such Payment Date exceeds (B) the remainder of (x) the Amount Available as of that Payment Date, minus (y) the amounts to be distributed from the Collection Account on that Payment Date pursuant to Section 6.06(a)(i) through (xi).

         "Holder" means the person in whose name a Note is registered on the Note Register, or in whose name a Certificate is registered on the Certificate Register.

         "Home Equity Loan" means each closed-end home equity loan described in the List of Loans and to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, any and all related mortgages, deeds of trust and security deeds and any and all rights to receive payments which are due pursuant thereto after the Cut-off Date.

         "Home Improvement Loan" means each retail installment sale contract and promissory note described in the List of Loans and to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, any and all related mortgages, deeds of trust and security deeds and any and all rights to receive payments which are due pursuant thereto after the Cut-off Date.

         "Indenture" means the Indenture, dated as of September 1, 1999, between the Trust and U.S. Bank Trust National Association, as Indenture Trustee, as the same may be amended and supplemented from time to time.

         "Indenture Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

         "Independent" means, when used with respect to any specified Person, Dorsey & Whitney LLP, or any Person who (i) is in fact independent of the Seller and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Servicer or in an Affiliate of either and (iii) is not connected with the Seller or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar

                                      1-20
functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Owner Trustee or the Indenture Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

         "Initial Loan" means a Loan identified on the List of Loans attached hereto as of the Closing Date.

         "Limited Guaranty" means the obligation of the Guarantor to make Guaranty Payments pursuant to Section 6.05.

         "Liquidated Loan" means with respect to any Due Period, either

                  (i) a Defaulted Loan as to which the Servicer has received from the Obligor, or a third party purchaser of the Loan, all amounts which the Servicer reasonably and in good faith expects to recover from or on account of such Loan, or

                  (ii) a Loan as to which there was a Delinquent Payment 180 or more days past due (without regard to any extension given by the Servicer under Section 5.06(f));

provided, however, that any Loan which the Originator is obligated to repurchase pursuant to Section 3.05, and did so repurchase shall be deemed not to be a Liquidated Loan; and provided, further, that with respect to Due Periods beginning on or after December 2027, a Liquidated Loan also means any Loan as to which the Servicer has commenced foreclosure proceedings or made a sale of the Loan to a third party for foreclosure or enforcement.

         "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Defaulted Loan, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

         "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the liquidation of Defaulted Loans, whether through repossession, foreclosure sale or otherwise.

         "List of Loans" means the list identifying each Loan constituting part of the corpus of the Trust, which list sets forth as to each Loan (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Loan Interest Rate and (iv) the maturity date. The List of Loans as of the Closing Date is attached to the Assignment, and shall be revised on each Subsequent Transfer Date to add the Subsequent Loans then being transferred to the Trust.

         "Loan File" means, as to each Loan, (a) the original copy of the Loan which is comprised of the related original contract and/or original promissory note, endorsed to the Indenture Trustee or in blank, (b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such


                                      1-21
mortgage, deed of trust or security deed, if available, (c) if such Loan was originated by a contractor or lender other than the Originator, the original or a copy of an assignment of the mortgage, deed of trust or security deed by the contractor or lender to the Originator, (d) an assignment of the mortgage, deed of trust or security deed in blank, and (e) originals of any extension, modification or waiver agreement(s).

         "Loan Interest Rate" means, with respect to any Loan, the annual rate of interest specified in that Loan.

         "Loans" means, collectively, the Home Improvement Loans and the Home Equity Loans.

         "MN UCC" means the Uniform Commercial Code as in effect in the State of Minnesota.

         "Monthly Report" has the meaning assigned in Section 5.11.

         "Monthly Servicing Fee" means, as of any Payment Date (a) on which Conseco Finance Corp. or an Affiliate is acting as Servicer, one-twelfth of the product of 0.75% and the Pool Scheduled Principal Balance and (b) on which Conseco Finance Corp. or an Affiliate is not acting as Servicer, any amount agreed to by the Indenture Trustee and the successor Servicer; provided that only that portion of the Monthly Servicing Fee that does not exceed one-twelfth of the product of 0.75% and the Pool Scheduled Principal Balance for the immediately preceding Payment Date shall be paid pursuant to Section 6.06(a)(i) and any balance shall be paid pursuant to Section 6.06(a)(xiv).

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's no longer has a rating outstanding on any Class of Securities, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Securities (or, if more than one such NRSRO is then rating any Class of the Securities, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Net Liquidation Loss" means, as to a Liquidated Loan, the difference between (a) the Repurchase Price of such Loan, and (b) the Net Liquidation Proceeds with respect to such Liquidated Loan, where such difference is a positive number.

         "Net Liquidation Proceeds" means, as to a Liquidated Loan, the proceeds received, or, for Loans which become Liquidated Loans pursuant to the last proviso in the definition of "Liquidated Loan," the estimated proceeds to be received, as of the last day of the Due Period in which such Loan became a Liquidated Loan, from the Obligor, from a third party purchaser of the Loan, under insurance or otherwise, net of Liquidation Expenses.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 6.01(b).

         "Noteholder" means the Person in whose name a Note is registered on the Note Register.

                                      1-22

         "Note Majority" means Holders of Notes representing a majority of the Class Principal Balance of each Class of Notes.

         "Note Pool Factor" means, with respect to any Payment Date and any Class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such Class of Notes as of such Payment Date (after giving effect to all distributions on such date) divided by the Original Class Principal Balance of such Class of Notes.

         "Note Principal Balance" means, as of any Payment Date, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance.

         "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class M-1 Notes and Class M-2 Notes.

         "NRSRO" means any nationally recognized statistical rating organization.

         "Obligor" means a Person who is indebted under a Loan.

         "Officer's Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, President or any Vice President of such Person and delivered to the Owner Trustee and/or the Indenture Trustee as applicable.

         "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Servicer, acceptable to the Indenture Trustee, the Owner Trustee and the Seller.

         "Original Certificate Principal Balance" means the sum of the Original Class B-1 Principal Balance and the Original Class B-2 Principal Balance.

         "Original Class A-1 Principal Balance" means $45,100,000.

         "Original Class A-2 Principal Balance" means $48,400,000.

         "Original Class A-3 Principal Balance" means $24,900,000.

         "Original Class A-4 Principal Balance" means $30,200,000.

         "Original Class A-5 Principal Balance" means $35,000,000.

         "Original Class A-6 Principal Balance" means $13,025,000.

         "Original Class B-1 Principal Balance" means $14,437,000.

         "Original Class B-2 Principal Balance" means $19,938,000.

                                      1-23

         "Original Class M-1 Principal Balance" means $22,000,000.

         "Original Class M-2 Principal Balance" means $17,875,000.

         "Original Class Principal Balance" means, with respect to any Class, the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class M-1 Principal Balance, the Original Class M-2 Principal Balance, the Original Class B-1 Principal Balance or the Original Class B-2 Principal Balance, as appropriate.

         "Originator" means Conseco Finance Corp., a Delaware corporation.

         "Over-Collateralization Amount" means, for any Payment Date, the amount, if any, by which the aggregate Principal Balance of the Securities for such Payment Date is less than the sum of the Pool Scheduled Principal Balance for the immediately preceding Payment Date plus the Pre-Funded Amount on such Payment Date.

         "Owner Trustee" means Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor appointed as provided in the Trust Agreement.

         "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Collection Account pursuant to the proviso in Section 3.05(a).

         "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing on December 15, 1999.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Scheduled Principal Balance" means, as of any Payment Date, the aggregate Scheduled Principal Balance of all Loans that were outstanding as of the last day of the related Due Period and other than Liquidated or Repurchased Loans.

         "Post-Funding Payment Date" means the Payment Date on, or the first Payment Date after, the last day of the Pre-Funding Period.

         "Pre-Funded Amount" means with respect to any date of determination, the amount then on deposit in the Pre-Funding Account, after giving effect to any sale of Subsequent Loans to the Trust on such date.

                                      1-24

         "Pre-Funding Account" means the account so designated, established and maintained pursuant to Section 6.09.

         "Pre-Funding Period" means the period beginning on the Closing Date and ending on the earliest of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000.00, or (b) the close of business on December 17, 1999, or (c) the date on which a Servicer Termination Event occurs.

         "Principal Prepayment" means a payment or other recovery of principal on a Loan (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled Payment Date on such Loan) to reduce the outstanding principal amount due on such Loan prior to the date or dates on which such principal amount is due.

         "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Loan.

         "Rating Agencies" means Standard & Poor's and Moody's.

         "Realized Losses" means, as to any Payment Date, the aggregate Net Liquidation Losses for all Loans that became Liquidated Loans during the immediately preceding Due Period.

         "Record Date" means the Business Day immediately preceding the related Payment Date.

         "Related Documents" means the Transfer Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Certificates, the Notes, the Note Depository Agreement, the Certificate Depository Agreement, the Custodial Agreement and the Underwriting Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "Repurchase Price" means, with respect to a Loan to be repurchased pursuant to Section 3.05 or which becomes a Liquidated Loan, an amount equal to
(a) the remaining principal amount outstanding on such Loan, plus (b) interest at the Loan Interest Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a scheduled payment through the date of such repurchase or liquidation.

         "Responsible Officer" means, with respect to the Owner Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Owner Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

                                      1-25

         "Scheduled Principal Balance" means, with respect to any Loan and any Payment Date or the applicable Cut-off Date, the principal balance of such Loan as of the Due Date in the Due Period immediately preceding such Payment Date or applicable Cut-off Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor. If for any Loan the Cut-off Date is the date of origination of the Loan, its Scheduled Principal Balance as of the Cutoff Date is the principal balance of the Loan on its date of origination.

         "Securities" means the Notes and the Certificates.

         "Securityholders" means the Noteholders and the Certificateholders.

         "Seller" means Conseco Finance Securitizations Corp., a Minnesota corporation.

         "Senior Subordination Percentage" means:

                  (i) on any Payment Date on which the Class A Principal Balance has not been reduced to zero, a fraction, expressed as a percentage,
         (x) the numerator of which is the sum of the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount and (y) the denominator of which is the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount; or

                  (ii) on any Payment Date on which the Class A Principal Balance has been reduced to zero and the Class M-1 Principal Balance has not been reduced to zero, a fraction, expressed as a percentage,
         (x) the numerator of which is the sum of the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount and (y) the denominator of which is the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount; or

                  (iii) on any Payment Date on which the Class M-1 Principal Balance has been reduced to zero and the Class M-2 Principal Balance has not been reduced to zero, a fraction, expressed as a percentage,
         (x) the numerator of which is the sum of the Class B-1 Adjusted Principal Balance, the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount and (y) the denominator of which is the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount; or

                  (iv) on any Payment Date on which the Class M-2 Principal Balance has been reduced to zero and the Class B-1 Principal Balance has not been reduced to zero, a fraction, expressed as a percentage,
         (x) the numerator of which is the Class B-2 Adjusted Principal Balance and the Over-Collateralization Amount and (y) the denominator of which is the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount.

                                      1-26

         "Service Transfer" has the meaning assigned in Section 7.02.

         "Servicer" means Conseco Finance Corp., a Delaware corporation, until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

         "Servicer Termination Event" has the meaning assigned in Section 7.01.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

         "Sixty-Day Delinquency Ratio" means, as to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Loans that were delinquent 60 days or more as of the end of the prior Due Period and all Loans in respect of which the related real estate has been foreclosed upon but is still in inventory, and the denominator of which is the Pool Scheduled Principal Balance as of such Payment Date.

         "Standard & Poor's" means Standard & Poor's Ratings Service, or any successor thereto; provided that if Standard & Poor's no longer has a rating outstanding on any Class of Securities, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Securities (or, if more than one such NRSRO is then rating any Class of the Securities, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

         "Subsequent Cut-off Date" means the date specified as such in the applicable Subsequent Transfer Instrument.

         "Subsequent Loan" means a Loan sold by the Seller to the Trust pursuant to Section 2.03, such Loan being identified as such in the Subsequent Transfer Instrument.

         "Subsequent Transfer Date" means, with respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Loans are sold to the Trust.

         "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Owner Trustee, the Originator and the Seller substantially in the form of Exhibit F, by which the Seller sells Subsequent Loans to the Trust.

         "Trust" means Conseco Finance Home Loan Trust 1999-G.

         "Trust Accounts" means the Collection Account, the Note Distribution Account, the Pre-Funding Account, the Undelivered Loan Account and the Certificate Distribution Account.

                                      1-27

         "Trust Agreement" means the Trust Agreement dated as of September 1, 1999 between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

         "Trust Fund" means the property conveyed to the Trust pursuant to
Section 2.01(a) and Section 2.03.

         "Underwriter" means Bear, Stearns & Co. Inc.

         "Underwriting Agreement" means the Underwriting Agreement dated as of November 1, 1999 among the Originator, the Seller and the Underwriter, the related Terms Agreement dated November 1, 1999, relating to the Class A and Class M-1 Notes and the related Terms Agreement dated November 4, 1999 relating to the Class B-2 Certificates.

         "Unpaid Class A Interest Shortfall" means, as to any Payment Date, the sum of the Unpaid Class A-1 Interest Shortfall, the Unpaid Class A-2 Interest Shortfall, the Unpaid Class A-3 Interest Shortfall, the Unpaid Class A-4 Interest Shortfall, the Unpaid Class A-5 Interest Shortfall and the Unpaid Class A-6 Interest Shortfall.

         "Unpaid Class A-1 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class A-1 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class A-1 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class A-2 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class A-2 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class A-3 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class A-3 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class A-4 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class A-4 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class A-5 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class A-5 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class A-5 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class A-6 Interest Shortfall" means, as to any Payment Date, the amount, if any, of (x) the Class A-6 Interest Carryover Shortfall, if any, for the immediately prior Payment Date,

                                      1-28
plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class A-6 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class B-1 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class B-1 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class B-1 Liquidation Loss Interest Shortfall" means, with respect to any Payment Date, the sum of the Class B-1 Liquidation Loss Interest Shortfall, if any, for the prior Payment Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Interest Rate on such amount from such immediately prior Payment date to the current Payment Date.

         "Unpaid Class B-2 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class B-2 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class B-2 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class M-1 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class M-1 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class M-1 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class M-1 Liquidation Loss Interest Shortfall" means, with respect to any Payment Date, the sum of the Class M-1 Liquidation Loss Interest Shortfall, if any, for the prior Payment Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-1 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class M-2 Interest Shortfall" means, as to any Payment Date, the sum of (x) the Class M-2 Interest Carryover Shortfall, if any, for the immediately prior Payment Date, plus (y) accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Unpaid Class M-2 Liquidation Loss Interest Shortfall" means, with respect to any Payment Date, the sum of the Class M-2 Liquidation Loss Interest Shortfall, if any, for the prior Payment Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Interest Rate on such amount from such immediately prior Payment Date to the current Payment Date.

         "Weighted Average Interest Rate" means, for any Payment Date, with respect to any Loan, the weighted average (expressed as a percentage and rounded to four decimal places) of the

                                      1-29

Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 Class M-1, Class M-2, Class B-1 and Class B-2 Interest Rates, weighted on the basis of the respective Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class B-1 and Class B-2 Principal Balances immediately prior to such Payment Date.

                                      1-30

                                   ARTICLE II

                                TRANSFER OF LOANS

         SECTION 2.01.  Transfer of Loans.

         (a) Subject to the terms and conditions of this Agreement, the Seller hereby irrevocably and unconditionally transfers, assigns, sets over and otherwise conveys to the Trust by execution of an Assignment substantially in the form of Exhibit A hereto all right, title and interest of the Seller in and to (1) the Loans (including, without limitation, the Collateral Security), and all moneys payable thereon or in respect to the Loans, including any liquidation proceeds therefrom but excluding payments due on the Loans on or prior to the Cut-off Date, (2) all rights of the Seller under the Transfer Agreement and each Subsequent Transfer Agreement, (3) the Errors and Omissions Protection Policy as such policy relates to the Loans, (4) all items contained in the Loan Files, (5) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (6) all proceeds and products of the foregoing.

         (b) Although the parties intend that the conveyance pursuant to this Agreement of the Seller's right, title and interest in and to the Loans shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders and/or the Noteholders, if such conveyance is deemed to be a pledge of security for loans from the Certificateholders, the Noteholders or any other Persons (the "Secured Obligations"), the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement and that the Seller shall be deemed to have granted to the Trust, and the Seller hereby grant to the Trust, a perfected first-priority security interest in the items designated in Section 2.01(a)(1) through 2.01(a)(5) above, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificate, any Note or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Owner Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         SECTION 2.02.  Conditions to Acceptance by Owner Trustee.

         As conditions to the Owner Trustee's execution and delivery of the Notes on behalf of the Trust and the execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee on behalf of the Trust shall have received the following on or before the Closing Date:

         (a) The List of Loans, certified by the Chairman of the Board, President or any Vice President of the Originator (which certification may be part of the Assignment delivered pursuant to Section 2.02(f)).

         (b) A letter from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Loans on a

                                       2-1
statistical sampling basis and, based on such sampling, concluding that, except with respect to those Loans so specified in the letter, such Loans conform in all material respects to the List of Loans, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%.

         (c) Copies of resolutions of the board of directors of the Seller and of the Originator or of the executive committee of the board of directors of the Seller or the Originator, as applicable, approving the execution, delivery and performance of this Agreement, its Related Documents and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller and the Originator, as applicable.

         (d) Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota, and of the Servicer under the laws of the State of Delaware.

         (e) Evidence of filing of UCC-1 financing statements (a) with the Secretary of State of Minnesota, executed by the Seller as debtor, naming the Trust as secured party and describing the Loans as collateral and (b) with the Secretary of State of Minnesota and the Secretary of State of Delaware executed by the Trust as debtor, naming the Indenture Trustee as secured party and describing the Indenture Collateral as collateral.

         (f) An executed copy of the Assignment.

         (g) Evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy.

         (h) Evidence of deposit in the Collection Account of all funds received with respect to the Loans prior to the Closing Date which were due on or after the Cut-off Date, together with an Officer's Certificate of the Servicer to the effect that such amount is correct.

         (i) An Officer's Certificate of the Originator confirming that the Originator's internal audit department has reviewed the original or a copy of each Loan and each Loan File, that each Loan and Loan File conforms in all material respects with the List of Loans and that each Loan File is complete in all material respects, except to the extent permitted by this Agreement.

         (j) Evidence of the deposit of $285,663.73 in the Pre-Funding Account.

         (k) An executed copy of the Indenture Trustee's Acknowledgment delivered under Section 6.01(k) of the Indenture.

         (l) Such other documents and certificates as the Trust may request.

                                       2-2

         SECTION 2.03.  Conveyance of the Subsequent Loans.

         (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Indenture Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of the purchase price therefor, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Loans identified on the List of Loans attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Loans due after the related Subsequent Cut-off Date, all items with respect to such Subsequent Loans in the related Loan Files, and all rights of the Seller under the related Subsequent Transfer Agreement. The transfer to the Trust by the Seller of the Subsequent Loans shall be absolute and is intended by the Seller, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders to constitute and to be treated as a sale of the Subsequent Loans by the Seller to the Trust.

         The purchase price paid by the Trust shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balance of such Subsequent Loans. The purchase price of Subsequent Loans shall be paid solely from amounts in the Pre-Funding Account.

         (b) The Seller shall transfer to the Trust the Subsequent Loans, and the Trust shall release funds equal to the purchase price therefor from the Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have provided the Owner Trustee and the Indenture Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Owner Trustee and the Indenture Trustee with respect to the Subsequent Loans;

                  (ii) the Seller shall have delivered the related Loan File for each Subsequent Loan to the Indenture Trustee or its custodian at least two Business Days prior to the Subsequent Transfer Date;

                  (iii) the Seller shall have delivered to the Owner Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit F, which shall include a List of Loans identifying the related Subsequent Loans;

                  (iv) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (v) the Pre-Funding Period shall not have ended;

                  (vi) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit G, confirming the satisfaction of each

                                       2-3
         condition precedent and the representations specified in this Section
         2.03 and in Sections 3.01, 3.02, 3.03, 3.04 and 3.06;

                  (vii) the Seller and the Originator shall have delivered to the Trustee Opinions of Counsel addressed to S&P, Moody's, the Owner Trustee and the Indenture Trustee with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered on the Closing Date regarding certain bankruptcy, corporate and tax matters; and

                  (viii) the Seller shall have delivered assignments in recordable form to the Indenture Trustee of the mortgages, deeds of trust and security deeds relating to the Subsequent Loans.

         (c) Before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee:

                  (i) A letter from PricewaterhouseCoopers LLP or another nationally recognized accounting firm retained by the Seller (with copies provided to S&P and Moody's, the Underwriter, the Owner Trustee and the Indenture Trustee) that is in form, substance and methodology the same as that dated November 16, 1999 and delivered under Section 2.02(d) of this Agreement, except that it shall address the Subsequent Loans and their conformity in all material respects to the characteristics described in Section 3.04(b) of this Agreement.

                  (ii) Evidence that, as a result of the purchase by the Trust of the Subsequent Loans, none of the ratings assigned to the Securities as of the Closing Date by S&P or Moody's will be reduced, withdrawn or qualified.

         (d) Although the parties intend that the conveyance pursuant to each Subsequent Transfer Instrument of the Seller's right, title and interest in and to the related Subsequent Loans shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders and/or the Noteholders, if such conveyance is deemed to be a pledge of security for Secured Obligations, the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement and the related Subsequent Transfer Instrument and that the Seller shall be deemed to have granted to the Trust, and the Seller hereby grant to the Trust, a perfected first-priority security interest in the items designated in the related Subsequent Transfer Instrument, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement and the related Subsequent Transfer Instrument shall constitute a security agreement under applicable law. If the Trust terminates prior to the satisfaction of the claims of any Person under any Certificate, any Note or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Owner Trustee shall be deemed to be the collateral agent for the benefit of such Person.

                                       2-4

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Seller and the Originator makes the following representations and warranties, effective as of the Closing Date, on which the Trust will rely in accepting the Loans and the other Trust Property in trust and on which the Owner Trustee relies in executing and delivering, on behalf of the Trust, the Certificates and the Notes. The repurchase obligation of the Originator set forth in Section 3.05 constitutes the sole remedy available to the Trust, the Owner Trustee, the Indenture Trustee, and the Securityholders for a breach of a representation or warranty of the Originator set forth in Sections 3.02, 3.03 and 3.04 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(i) of this Agreement.

         SECTION 3.01. Representations and Warranties Regarding the Seller and Originator and Covenants of the Originator.

         The representations and warranties set forth in this Section 3.01 shall survive delivery by the Seller of the Loans and the Loan Files. As promptly as practicable, but in any event, within 60 days of its discovery or its receipt of notice from any Person of a material breach of any representation or warranty in this Section 3.01, the Originator shall cure such breach in all material respects.

                  (a) Organization and Good Standing. Each of the Seller and the Originator, as applicable, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Originator, as applicable, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

                  (b) Authorization; Binding Obligations. Each of the Seller and the Originator has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and to sell and assign the Trust Property to be sold and assigned to the Trust by it and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of each of the Seller and the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. Neither the Seller nor the Originator is required to obtain the consent of any other party or any consent, license, approval or authorization

                                       3-1
         from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                  (d) No Violations. The execution, delivery and performance by the Seller and the Originator of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Articles of Incorporation or Bylaws of the Seller and the Originator, or constitute a material breach of any mortgage, indenture, contract or other agreement to which either the Seller or the Originator is a party or by which the either the Seller or the Originator may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller or the Originator threatened, against the Seller or the Originator or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Seller or the Originator have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

                  (f) Licensing. Each of the Seller and the Originator is duly registered as a finance company in each state in which Loans were originated, to the extent such registration is required by applicable law.

                  (g) Chief Executive Office. The chief executive office of each of the Seller and the Originator is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

                  (h) Absolute Sale. The Seller intends that the transfer of Loans and the Collateral Security constitute a complete and absolute sale, removing the Loans and the Collateral Security from the Seller's estate, for purposes of Section 541 of the United States Bankruptcy Code, as amended.

                  (i) No Default. Neither the Seller nor the Originator is in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder and under its other Related Documents. Neither the Seller nor the Originator is in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement or the other Related Documents.

                                       3-2

                  (j) Non-consolidation Covenants. With respect to the Seller and, for so long as Green Tree Finance Corp.--Two ("GTFC-2") is the Class C Certificateholder, with respect to GTFC-2, the Originator covenants that:

                           (i) it will at all times hold out to the public,
                  including the respective creditors of the Originator, the Seller and GTFC-2, that it is a separate entity from the others. The Originator, the Seller and GTFC-2 will not share a common logo. The Originator will not hold out or consider the Seller or GTFC-2 as a department or division of the Originator.

                           (ii) Other than the payment of certain of the
                  organizational expenses of the Seller and GTFC-2 by the Originator, each of the Seller and GTFC-2 will be responsible for the payment of all its losses, obligations and expenses, and it will be adequately capitalized to conduct its business.

                           (iii) All transactions and dealings between the
                  Originator and the Seller or GTFC-2 will be on such terms and conditions as would be generally available to entities unaffiliated with the Originator in comparable transactions. All such transactions have been and will be made only with prior approval of the Seller's or GTFC-2's (as applicable) Board of Directors, at arm's length, in good faith, and without the intent to hinder, delay or defraud creditors of either entity, and transfers between the Originator, the Seller or GTFC-2 will not be made if the party making the transfer is insolvent or would be rendered insolvent by the transfer.

                           (iv) Following the formation of the Trust, the
                  Originator will disclose all material transactions associated with the transaction in communications to its shareholders and in public announcements which will disclose the separate corporate identity of the Seller and GTFC-2 and that the assets of the Seller and GTFC-2 will not be available for payment of creditors' claims in the event of the insolvency of the Originator.

                           (v) Each of the Seller and GTFC-2 will comport itself
                  in a manner consistent with the factual assumptions contained in the "nonconsolidation opinions" of Dorsey & Whitney LLP dated November 16, 1999 rendered in connection with the issuance of the Notes.

         SECTION 3.02. Representations and Warranties Regarding Each Loan. The Originator has made the following representations and warranties to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trust for the benefit of the Noteholders and the Certificateholders, as of the Closing Date with respect to each Initial Loan and, as of each Subsequent Transfer Date, with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer
Instrument:

         (a) List of Loans. The information set forth in the List of Loans is true, complete and correct as of its date.

                                       3-3

         (b) Payments. No scheduled payment due under the Loan was delinquent over 59 days as of the applicable Cut-off Date.

         (c) Costs Paid and No Waivers. The terms of the Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien of the Loan have been paid. The subject real property has not been released from the lien of such Loan.

         (d) Binding Obligation. The Loan is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

         (e) No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Loan or the exercise of any right thereunder will not render the Loan unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         (f) Insurance Coverage. The Originator has been named as an additional insured party under any hazard insurance on the property described in the Loan, to the extent required by the Originator's underwriting guidelines, which coverage represents not less than the least of (i) the outstanding principal balance of the Loan (together, in the case of a junior mortgage loan, with the outstanding principal balance of all liens senior thereto), (ii) the minimum amount required to compensate for damage or loss to the related real property on a replacement cost basis, or (iii) the full insurable value of the related real property. If upon origination of the Loan, the property securing the Loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available in the locale where the property is located), the property is covered by a flood insurance policy of the nature and in an amount which is consistent with the servicing standard set forth in Section 5.02.

         (g) Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan or an interest therein pursuant to the Transfer Agreement or this Agreement, or pursuant to transfers of the Securities, unlawful or render the Loan unenforceable.

         (h) Compliance with Law. At the date of origination of the Loan, all requirements of any federal and state laws, rules and regulations applicable to the Loan, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Owner Trustee's inspection, and shall deliver to the Owner Trustee upon demand, evidence of compliance with all such requirements.

                                       3-4

         (i) Loan in Force. The Loan has not been satisfied or subordinated to a lower lien ranking than its original position in whole or in part or rescinded, and the real property securing the Loan has not been released from the lien of the Loan in whole or in part.

         (j) Valid Lien. Each Loan has been duly executed and delivered by the Obligor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 180 days and constitutes a valid and perfected first, second, third or fourth priority lien on the real estate described in such Loan.

         (k) Capacity of Parties. The signature(s) of the Obligor(s) on the Loan are genuine and all parties to the Loan had full legal capacity to execute the Loan.

         (l) Good Title. The Originator is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Seller under the terms of the Transfer Agreement. There has been no assignment, sale or hypothecation of the Loan by the Originator except the usual past hypothecation of the Loan in connection with the Originator's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Loan to the Seller. The Originator has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, or security interest of any type and has full right to transfer the Loan to the Seller.

         (m) No Defaults. There is no default, breach, violation or event permitting acceleration existing under the Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Loan (except payment delinquencies permitted by clause (b) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

         (n) No Liens. There are, to the best of the Originator's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Collateral Security securing the Loan which are or may be liens prior to, or equal or coordinate with, the lien of the Loan.

         (o) Equal Installments. Each Loan has a fixed Loan Interest Rate and provides for substantially level monthly payments which fully amortize the loan over its term.

         (p) One Original. There is only one original executed Loan, which Loan has been delivered to the Indenture Trustee or its custodian on or before the Closing Date (in the case of an Initial Loan) or the related Subsequent Transfer Date (in the case of a Subsequent Loan).

         (q) Genuine Documents. All documents submitted are genuine, and all other representations as to the Loan, including the List of Loans, are true and correct. Any copies of documents provided by the Originator are accurate and complete (except that, with respect to any Loan that was originated by a contractor or lender other than the Originator, the Originator makes such representation and warranty only to the best of the Originator's knowledge).

                                       3-5

         (r) Origination. Each Home Improvement Loan was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by the Originator directly. Each Home Equity Loan was originated by a home equity lender in the ordinary course of such lender's business or was originated by the Originator directly.

         (s) Underwriting Guidelines. The Loan was originated or purchased in accordance with the Originator's then-current underwriting guidelines.

         (t) Good Repair. The property described in the Loan is, to the best of the Originator's knowledge, free of damage and in good repair.

         (u) No Government Loans. No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

         (v) Consolidation of Advances. Any advances made after the date of origination of the Loan but prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the related mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the List of Loans. The consolidated principal amount does not exceed the original principal amount of the Loan. The Loan does not obligate the Servicer to make future advances to the Obligor at the option of the Obligor.

         (w) Condemnation. There is no proceeding pending or threatened for the total or partial condemnation of the real property that is described in the Loan, nor is such a proceeding currently occurring.

         (x) Encroachments. Any improvements which were included for the purposes of determining the appraised value of any real property securing the Loan are wholly within the boundaries and building restriction lines of such real property, and no improvements on adjoining properties encroach upon such real property.

         (y) Zoning. No improvement located on or part of any real property that is described in the Loan is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such property is lawfully occupied under the applicable law.

         (z) Deeds of Trust. If the Loan constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Loan, and no fees or expenses are or will become payable by the Indenture Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Obligor.

         (aa) Remedies. The Loan contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related

                                       3-6
property of the benefits of the security, including (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption, other than any applicable redemption rights available to the related Obligor, which would materially interfere with the right to sell the related property at a trustee's sale or the right to foreclose the related mortgage.

         (bb) Appraisal. The Loan was, to the extent required by the Originator's underwriting guidelines, originated based upon a full appraisal, which included an interior inspection of the subject property by a qualified appraiser, duly appointed by the Originator, who had no interest, direct or indirect in the related real property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan.

         (cc) Hazardous Substances. The Originator has no actual knowledge that there exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on any real property described in the Loan.

         (dd) Ground Lease. With respect to any real property described in the Loan subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid,
(ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the Loan, (iii) the ground lease has been duly executed and recorded, (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times, (v) the ground rent payment is included in the Obligor's monthly payment as an expense item in determining the qualification of the borrower for the Loan, (vi) the Originator has the right to cure defaults on the ground lease, and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the property.

         (ee) Defaults on Prior Liens. The Originator has not received notice of default of any prior mortgage loan secured by any real property described in the Loan which default has not been cured by a party other than the Originator.

         (ff) Certain Advances. The Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of any real property described in the Loan or the Obligor, directly or indirectly, for the payment of any amount required by any Loan.

         (gg) Review of the Loan File. The Originator has reviewed all of the documents constituting the Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

         (hh) Knowledge of Certain Facts. The Originator has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the Loan File with respect to the Loan, the related real property or the related Obligor which, in the Originator's opinion, could reasonably be expected to affect materially and adversely the value of

                                       3-7
related real property, the marketability of the Loan, or cause the Loan to become delinquent or otherwise in default.

         (ii) Manufactured Home. The Loan is not a loan in respect of a manufactured home or the land on which a manufactured home or manufactured home will be placed.

         (jj) No Errors, Omissions, Etc. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the Loan has taken place on the part of any person, including without limitation the obligor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to the Loan.

         (kk) Servicing. The Loan has been serviced in accordance with all applicable laws and, to the best of the Originator's knowledge, no fraud or misrepresentation was committed by any Person in connection therewith.

         (ll) Inspection. Upon completion of all home improvements in excess of $5,000, the real property securing such Loan was inspected by the Originator or its agents.

         (mm) No Bankruptcies. The real property described in the Loan has not been subject to any bankruptcy proceeding or foreclosure proceeding to which the Obligor was a party, and the Obligor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Obligor which would interfere with the right to sell the real property at a trustee's sale or the right to foreclose the related mortgage. The Obligor has not notified the Originator, and the Originator has no knowledge of, any relief requested or allowed to the Obligor under the Soldier's and Sailors' Civil Relief Act of 1940, as amended.

         (nn) Certain Disclosure Statements. Each Obligor has executed a statement to the effect that it has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans and rescission materials with respect to home improvement loans, and such statement will be retained.

         SECTION 3.03. Representations and Warranties Regarding the Loans in the Aggregate.

         (a) Amounts. The aggregate principal amounts payable by Obligors under the Loans as of the Cut-off Date equal the Cut-off Date Pool Principal Balance.

         (b) Characteristics of the Loans. The Loans (including the Initial, Additional and Subsequent Loans) will have the following characteristics:

                  (i) 100% are secured by a mortgage, deed of trust or security deed on the related real estate;

                  (ii) none has a remaining maturity of more than 360 months;

                  (iii) none has a final scheduled payment date later than September 2029;

                                       3-8

                  (iv) none has a Loan Interest Rate less than 7.75%;

                  (v) none was originated before April 24, 1990;

                  (vi) none contains a provision for the extension of the original term of the related note;

                  (vii) The percentage (by Scheduled Principal Balance) of the Loans as of the Post-Funding Payment Date which are identified by the Originator under its standard underwriting criteria as "B," "C," and "D" credits will not be more than 300 basis points, 200 basis points, and 100 basis points, respectively, more than the percentage of Initial Loans identified as B, C, and D credits.

                  (viii) the Loans have a weighted average Loan Interest Rate of at least 14.31%;

                  (ix) no Loan had a remaining term to maturity at origination of more than 360 months;

                  (x) no more than 1% of the Loans, by principal balance as of the applicable Cut-off Date, were secured by properties located in an area with the same zip code; and

                  (xi) no more than 5% of the Loans, by principal balance as of the applicable Cut-off Date, were originated by any one contractor or lender.

         (c) Representations and Warranties Regarding the Additional and Subsequent Loans in the Aggregate.

                  (i) no adverse selection procedures were employed in selecting the Additional and Subsequent Loans;

                  (ii) each Additional and Subsequent Loan was not more than 31 days delinquent as of the applicable Cut-Off Date;

                  (iii) no Additional or Subsequent Loan has a Loan Interest Rate less than 7.75%;

                  (iv) as a result of the purchase of the Additional and Subsequent Loans, the weighted average Loan Interest Rate of all the Loans may not be less than the weighted average Loan Interest Rate of the Initial Loans;

                  (v) the weighted average combined loan-to-value ratio of the Additional and Subsequent Loans may be no more than 1.00% higher than such ratio with respect to the Initial Loans;

                  (vi) no more than 1% of the aggregate Cut-off Date Principal Balance of the Loans may be secured by property located in an area with the same five-digit zip code;

                                       3-9

                  (vii) as a result of the purchase of the Additional and Subsequent Loans, which may not have weighted average FICO score less than that of the initial loans, the percentage of all loans, by aggregate principal balance, with a FICO score less than 620 will not increase by more than 2%;

                  (viii) no Additional or Subsequent Loan may be a Title I loan;

                  (ix) all Additional and Subsequent Loans will be single family and owner-occupied;

                  (x) no Additional or Subsequent Loans will be adjustable rate loans;

                  (xi) as a result of the purchase of the Additional and Subsequent Loans, the weighted average debt-to-income ratio, by aggregate Cut-Off Date Principal Balance of all Loans, will not be greater than such ratio with respect to the Initial Loans, and no Additional or Subsequent Loan will have an individual debt-to-income ratio greater than 60%;

         (d) Additional and Subsequent Home Improvement Loans. The Originator represents and warrants with respect to each Additional and Subsequent Loan that is a Home Improvement Loan:

                  (i) it is secured by a mortgage, deed of trust or security deed on the related real estate;

                  (ii) it has an original stated term to maturity not to exceed 360 months;

                  (iii) the weighted average Loan Interest Rate of the Additional and Subsequent Home Improvement Loans will not be more than 5 basis points below the weighted average Loan Interest Rate of all Initial Loans;

                  (iv) the Additional and Subsequent Home Improvement Loans do not cause the percentages in the states representing more than 5% of the aggregate Cut-Off Date Principal Balances of the Home Improvement Loans to increase by more than 1%;

                  (v) the Initial Home Improvement Loan lien status percentage of third and fourth liens is 7.22%. The additional and subsequent loans does not cause this percentage to go up more than 1%; and

                  (vi) each Additional and Subsequent Home Improvement Loan was originated under the same underwriting guidelines as the Initial Home Improvement Loans.

         (e) Additional and Subsequent Home Equity Loans. The Originator represents and warrants with respect to each additional or Subsequent Loan that is a home equity loan:

                                      3-10

                  (i) the Additional and Subsequent Loans cannot cause the percentages in the states representing more than 5% of the aggregate Cut-off Date Principal Balances of the Home Equity Loans to increase by more than 1%;

                  (ii) the percentage (by original scheduled principal balance) of the Loans as of December 17, 1999 which are identified by the Originator under its standard underwriting criteria as "B", "C" and "D" credits will not be more than 300 basis points, 200 basis points and 100 basis points, respectively, more than the percentage of Initial Home Equity Loans identified as B, C and D credits;

                  (iii) the Initial Home Equity Loan lien status percentage of third liens is 14.55%. The Additional and Subsequent Loans does not cause the preceding percentage to go up more than 1%;

                  (iv) the percentage of home equity loans in the initial pool designated by the borrower as debt consolidation is 68.20%. The Additional and Subsequent Home Equity Loans will not increase the debt consolidation percentage by more than 2%; and

                  (v) each Additional and Subsequent Loan has been originated under the same underwriting guidelines as the Initial Home Equity Loans.

         (f) Computer Tape. The Computer Tape made available by the Originator was complete and accurate as of its date and includes a description of the same Loans that are described in the List of Loans.

         (e) Marking Records. The Originator has caused the portions of the Electronic Ledger relating to the Loans to be clearly and unambiguously marked to indicate that such Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created under the Trust Agreement.

         (f) No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Loans.

         (g) Not Principally Real Estate Secured, etc. With respect to at least 50% of the Loans in the aggregate: (i) the fair market value of the interest in the real property securing each such Loan is less than 80% of the adjusted issue price of such Loan at the time the obligation was originated; and (ii) substantially all of the proceeds of each such Loan were not used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for such Loan.

         (h) Non-Owner Occupied. As of the Cut-off Date, no more than1.00% of the Scheduled Principal Balance of the Loans is secured by real property that is non-owner occupied property (i.e., investor-owned and vacation property).

                                      3-11

         (i) Ground Leases. As of the Cut-off Date, the aggregate Scheduled Principal Balance of all Loans subject to ground leases does not exceed 1% of the Cut-off Date Pool Scheduled Principal Balance.

         (j) Income Verification. No more than 1.00% of the Scheduled Principal Balance of the Loans was originated under any non-income verification program of the Originator.


         SECTION 3.04.  Representations and Warranties Regarding the Loan Files.

         (a) Possession. Immediately prior to the Closing Date (in the case of an Initial Loan) or Subsequent Transfer Date (in the case of a Subsequent Loan), the Originator will have possession of each original Loan and the related Loan File and there are not and there will not be any custodial agreements in effect that materially and adversely affect the rights of the Originator to make, or cause to be made, any delivery required hereunder.

         (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans and the Loan Files by the Originator pursuant to the Transfer Agreement, and by the Seller pursuant to this Agreement, is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 3.05. Repurchase of Loans for Breach of Representations and Warranties.

         (a) The Originator shall repurchase a Loan, at its Repurchase Price, not later than the last day of the Due Period prior to the Due Period during which occurs the 90th day after the day on which the Originator, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee first discovers, or the Originator or the Servicer should have discovered, a breach of a representation or warranty set forth in Sections 3.02, 3.03, 3.04 or 3.06 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(i) that materially adversely affects the interest of the Trust or the Securityholders in such Loan and which breach has not been cured; provided, however, that (i) in the event that a party other than the Originator first becomes aware of such a breach, such discovering party shall notify the Originator in writing within five Business Days of the date of such discovery (although the failure of a party to give such notice shall not relieve the Originator of its repurchase obligation hereunder), (ii) with respect to any Loan incorrectly described on the List of Loans with respect to unpaid principal balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Originator may, in lieu of repurchasing such Loan, deposit in the Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy, plus interest, at the Loan Interest Rate, on the amount of such deficiency, from the Cut-off Date to the date of deposit, (iii) any repurchase of Loans as a result of the breach of a representation and warranty set forth in
Section 3.03 shall be without adverse selection of Loans. Any such cash so deposited shall be accounted for as a collection of principal or interest on such Loan, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

                                      3-12

         (b) Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under subsection (a) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit B, the Indenture Trustee shall release its security interest in such Loan and the Owner Trustee on behalf of the Trust shall convey and assign to the Originator all of the Securityholders' right, title and interest in the repurchased Loan without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trust.

         (c) The Originator shall defend and indemnify the Owner Trustee, the Trust, the Indenture Trustee and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any representation set forth in Sections 3.02, 3.03, 3.04 or 3.06 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(i) of this Agreement.

         SECTION 3.06. Additional Representations and Warranties. The Seller hereby represents and warrants to the Trust for the benefit of the Noteholders and the Certificateholders, as of the Closing Date with respect to each Initial Loan and as of the related Subsequent Transfer Date with respect to each Subsequent Loan:

         (a) Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Notes or Certificates unlawful or render the Loan unenforceable. The Seller has duly executed a valid blanket assignment of the Loans transferred to the Trust, and has transferred all its right, title and interest in such Loans. The Assignment or Subsequent Transfer Instrument, any and all documents executed and delivered by the Seller pursuant to Section 2.01(a) or Section 2.03, as applicable, and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

         (b) Good Title. The Seller is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loan by the Seller, which hypothecation terminates upon sale of the Loan to the Trust. The Seller has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, or security interest of any type and has full right to transfer the Loan to the Trust.

                                      3-13

                                   ARTICLE IV

                           PERFECTION OF TRANSFER AND
                        PROTECTION OF SECURITY INTERESTS

         SECTION 4.01.  Custody of Loans.

         (a) The Trust appoints the Indenture Trustee to maintain custody of the Loan Files for the Loans, as further specified in Section 6.01(k) of the Indenture.

         (b) The Originator has delivered to the Indenture Trustee the original copy of each Initial Loan, endorsed to the Indenture Trustee or in blank and within 30 days of the Closing Date the Originator shall deliver to the Indenture Trustee (if it has not previously done so) with respect to each Initial Loan an assignment in recordable form of each mortgage, deed of trust or security deed securing the Loan, and the remainder of the Loan File for each Loan. Pursuant to
Section 2.03(b)(ii) of this Agreement, the Originator shall deliver the related Loan File for each Subsequent Loan to the Indenture Trustee or its custodian at least two Business Days prior to the Subsequent Transfer Date.

         (c) The Originator has delivered to the Indenture Trustee an Opinion of Counsel to the effect that the execution and recording of the assignments of the mortgages, deeds of trust and security deeds securing the Loans is not necessary, in any jurisdiction other than the State of Maryland, to effect the assignment to the Trust and the pledge to the Indenture Trustee of the Originator's lien on the real property securing each Loan. If, as of the Post-Funding Payment Date, the aggregate Scheduled Principal Balance of Loans secured by real property located in Maryland ("Maryland Loans") exceeds 10% of the Pool Scheduled Principal Balance, the Originator shall, within sixty (60) days, submit to the appropriate recording offices the assignments to the Indenture Trustee of the number of mortgages, deeds of trust or security deeds required to reduce to less than 10% of the Pool Scheduled Principal Balance the aggregate Scheduled Principal Balance of Maryland Loans as to which such assignments are not recorded. In the event that the Originator does not comply with the requirements of the preceding sentence, the Originator shall repurchase enough of such Maryland Loans until the aggregate Scheduled Principal Balance of the Maryland Loans is less than 10% of the Pool Scheduled Principal Balance.

         SECTION 4.02.  Filings.

         On or prior to the Closing Date, the Seller shall cause the UCC-1 financing statements referred to in Section 2.02(e) to be filed. The Servicer on behalf of the Trust shall cause to be filed all necessary continuation statements of the UCC-1 financing statements. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Securityholders' interests in the Loans, the Collateral Security and their proceeds against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. If the Servicer comes into possession of any Loan File, whether for purposes of

                                       4-1
enforcement of the Loan or otherwise, the Servicer will maintain the first priority perfected security interest of the Trust in such Loan so long as the Loan is property of the Trust.

         SECTION 4.03.  Name Change or Relocation.

         (a) During the term of this Agreement, the Seller shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Owner Trustee, the Indenture Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Seller, the Seller shall give written notice of any such change to Standard & Poor's and Moody's.

         (b) If any change in the Seller's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause the security interest evidenced by any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Seller, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Securityholders' interests in the Loans, including the Collateral Security and all proceeds thereof.

         SECTION 4.04.  Chief Executive Office.

         During the term of this Agreement, the Seller will maintain its chief executive office in one of the States of the United States, except Tennessee.

         SECTION 4.05.  Costs and Expenses.

         The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Securityholders' right, title and interest in and to the Loans, including the Collateral Security and all proceeds thereof.

                                       4-2

                                    ARTICLE V

                             SERVICING OF CONTRACTS

         SECTION 5.01.  Responsibility for Loan Administration.

         The Servicer will have the sole obligation to manage, administer, service and make collections on the Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Loans to the Obligor. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of foreclosing mortgage liens through subcontractors who are in such business. The Servicer may also perform other specific duties through subcontractors; provided that the Servicer gives notice to each of the Owner Trustee, the Indenture Trustee and the Rating Agencies of the use of any such subcontractors; and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto. The Owner Trustee, on behalf of the Trust and at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

         SECTION 5.02.  Standard of Care.

         In managing, administering, servicing and making collections on the Loans pursuant to this Agreement, the Servicer will exercise that degree of skill and care required consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Loan.

         SECTION 5.03.  Records.

         The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Owner Trustee and the Indenture Trustee to determine the status of each Loan.

         SECTION 5.04.  Inspection; Computer Tape.

         (a) At all times during the term hereof, the Servicer shall afford the Owner Trustee and the Indenture Trustee and their authorized agents reasonable access during normal business hours to the Servicer's records relating to the Loans and will cause its personnel to assist in any examination of such records by the Owner Trustee and Indenture Trustee or their authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Owner Trustee and Indenture Trustee may make, the Owner Trustee and Indenture Trustee may, using generally accepted audit procedures, verify the status of each Loan and review the Electronic Ledger and

                                       5-1
records relating thereto for conformity to Monthly Reports prepared pursuant to
Section 5.11 and compliance with the standards represented to exist as to each Loan in this Agreement.

         The Servicer shall provide to any Securityholder such access to the records relating to the Loans only in such cases where the Servicer is required by applicable statutes or regulations, whether applicable to the Servicer or to such Securityholder, to permit such Securityholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Securityholder, by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Loans at its principal executive office for inspection by the Owner Trustee and the Indenture Trustee.

         (c) On or before the ninth Business Day of each month, the Servicer will provide to the Indenture Trustee a Computer Tape setting forth a list of all the outstanding Loans and the outstanding principal balance of each such Loan as of the end of the next preceding Due Period.

         SECTION 5.05.  Collections.

         (a) The Servicer shall pay into the Collection Account as promptly as practicable (not later than the next Business Day) following receipt thereof all payments from Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Loans, and any payments that were due on or prior to the applicable Cut-off Date, which shall be remitted to the Originator).

         (b) If the Servicer so directs, the institution maintaining the Collection Account shall, in the name of the Indenture Trustee in its capacity as such, invest the amounts in the Collection Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Collection Account and distributed on such Payment Date pursuant to
Section 6.06(a). The Owner Trustee and the Indenture Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. The Servicer shall deposit in the Collection Account an amount equal to any net loss on such investments immediately as realized. Funds in the Collection Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation.

                                       5-2

         SECTION 5.06.  Enforcement.

         (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Loans in such manner as will maximize the receipt of principal and interest on such Loans and Liquidation Proceeds with respect to Liquidated Loans.

         (b) In accordance with the standard of care specified in Section 5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence proceedings for the foreclosure of any real estate securing a Loan, or may take such other steps that in the Servicer's reasonable judgment will maximize Liquidation Proceeds with respect to the Loan, including, for example, the sale of the Loan to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related Liquidation Proceeds before the related Net Liquidation Proceeds are deposited in the Collection Account. The Servicer shall also deposit in the Collection Account any Net Liquidation Proceeds received in connection with any Loan which became a Liquidated Loan in a prior Due Period.

         (c) The Servicer may sue to enforce or collect upon Loans, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Loan, the act of commencement shall be deemed to be an automatic assignment of the Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Loan, the Owner Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Loan, including bringing suit in its name or the names of the Securityholders.

         (d) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Loan in accordance with the Servicer's usual practice. Without limitation of the foregoing, in exercising recourse rights, the Servicer is authorized on behalf of the Trust to reassign the Loan or to resell the related real property to the person against whom recourse exists at the price set forth in the document creating the recourse.

         (e) So long as the Originator is the Servicer, the Servicer may grant to the Obligor on any Loan any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Loan. The Servicer will not permit any rescission or cancellation of any Loan.

         (f) So long as Conseco Finance Corp. is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Loan an extension of payments due under such Loan, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Loan may be granted in any twelve-month period. The Servicer may not permit the extension of any payment beyond October 2029.

                                       5-3

         (g) The Servicer shall enforce any due-on-sale clause in a Loan if such enforcement is called for under its then current servicing policies for obligations similar to the Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Loan is permitted by the Servicer, upon conveyance of the related real property the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

         (h) Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Loan, if such modification or waiver, when aggregated with all previous modifications or waivers of the provisions of Loans, would cause any Notes to be treated as having been exchanged for other Notes in a taxable exchange under
Section 1001 of the Code or any proposed, temporary or final Treasury Regulations issued thereunder. The Servicer may not purchase any Loan from the Trust other than pursuant to its obligation as Originator under Sections 3.05 and 5.17.

         SECTION 5.07.  Satisfaction of Loans.

         Upon payment in full on any Loan, the Servicer will notify the Trust, the Indenture Trustee and the Originator (if the Originator is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Loan and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related real property. The Servicer shall determine when a Loan has been paid in full; to the extent that insufficient payments are received on a Loan credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

         SECTION 5.08.  Costs and Expenses.

         All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Loans (including enforcement of Defaulted Loans and foreclosure of liens securing such Loans) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Loan for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Loan.

         SECTION 5.09.  Maintenance of Insurance.

         (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Loan, hazard insurance (excluding flood insurance coverage) if such Loan is secured by a first priority mortgage, deed of trust or security deed, issued by a company authorized to issue such policies in the state in which the related real

                                       5-4
property is located and in an amount which is not less than the maximum insurable value of such real property or the principal balance due from the Obligor on the related Loan, whichever is less; provided, however, that the amount of coverage provided by each insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such insurance policies may provide for customary deductible amounts. Each insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns.

         (b) The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of retail installment sales contracts and home equity loan agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

         SECTION 5.10.  Deposit of Funds.

         So long as the Originator is Servicer, any collections in respect of Loans collected by the Originator shall, prior to the deposit thereof in the Collection Account pursuant to Section 5.05, be held in bank accounts entitled substantially as follows: "[name of depository], as agent for U.S. Bank Trust National Association and other trustees and Conseco Finance Corp., as their interests may appear."

         SECTION 5.11.  Monthly Reports; Certificate of Servicing Officer.

         (a) No later than 1:00 p.m. (Minnesota time) on the Business Day immediately following the Determination Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent, the Originator (if the Originator is not the Servicer) and the Rating Agencies a "Monthly Report," substantially in the form of Exhibit C hereto.

         (b) Each Monthly Report pursuant to Section 5.11(a) shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of the Monthly Report and that no Servicer Termination Event or event that with notice or lapse of time or both would become a Servicer Termination Event has occurred, or if such event has occurred and is continuing, specifying the event and its status.

         (c) The Originator and (if different from the Originator) the Servicer shall, on request of the Owner Trustee, the Indenture Trustee, either of the Rating Agencies or a Securityholder, furnish the Trust, the Indenture Trustee, the Rating Agencies or a Securityholder such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification.


                                       5-5

         SECTION 5.12.  Annual Report of Accountants.

         On or before May 1 of each year, commencing May 1, 2000, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to make available to the Trust, the Indenture Trustee, Standard & Poor's and Moody's a report stating that such firm has examined selected documents and records relating to the servicing of home improvement contracts and promissory notes and home equity loans, including the Loans covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

         SECTION 5.13.  Certain Duties of the Servicer Under the Trust
Agreement.

         The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

         SECTION 5.14. Annual Statement as to Compliance; Notice of Servicer Termination Event.

         (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 2000, an officer's certificate signed by an authorized officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Originator or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Servicer or the Originator (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 7.01.

                                       5-6

         SECTION 5.15.  Maintenance of Lien Interests in Real Property.

         (a) Consistent with the policies and procedures required by this Agreement or as directed by the Owner Trustee, the Indenture Trustee or their respective counsel, the Servicer shall take such steps as are necessary to maintain perfection of the lien interest created by each Loan in the related real property on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements, mortgages, deeds of trust, and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Loans. In the event that the assignment of a Loan to the Trust is insufficient, without a notation on the related real estate's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the real estate is located, to perfect a security interest in the related real estate in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

         (b) Upon the occurrence of a Servicer Termination Event, the Trust and the Servicer shall take or cause to be taken such action as may, in the opinion of the Owner Trustee, the Indenture Trustee, their respective counsel or counsel to the Trust, be necessary to perfect or re-perfect the lien interests in the real estate securing the Loans in the name of the Trust by amending the title documents of real estate or by such other reasonable means as may, in the opinion of the Owner Trustee, the Indenture Trustee, their respective counsel or counsel to the Trust, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

         SECTION 5.16. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Loans and issuing the Notes and the Certificates and on which the Indenture Trustee relies in authenticating the Notes and the Owner Trustee relies in authenticating the Certificates.

         (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

         (b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of the Servicer enforceable in accordance

                                       5-7
with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals and authorizations as have been obtained.

         (d) No Violations. The execution, delivery and performance by the Servicer of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, the Related Documents, or the Securities which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement and Related Documents.

         (f) Chief Executive Office. The chief executive office of the Servicer is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

         (g) No Default. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder and under its other Related Documents. The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement or the other Related Documents.

         (h) Liens in Force. The real estate securing each Loan shall not be released in whole or in part from the lien interest granted by the Loan, except upon payment in full of the Loan or as otherwise contemplated herein.

         (i) No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Indenture Trustee or the Securityholders in the Loans or the other Trust Property.

         (j) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Loan, except in accordance with Section 5.06.

                                       5-8

         SECTION 5.17.  Purchase of Loans Upon Breach of Covenant.

         Upon discovery by any of the Servicer, the Trust or the Indenture Trustee of a breach of any of the covenants set forth in Section 5.15(a) or 5.16, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer. Not later than the last day of the Due Period that is 90 days after its discovery or receipt of notice of any breach of any such covenant which materially and adversely affects the interests of the Securityholders or the Trust in any Loan (including any Liquidated Loan), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Loan affected by such breach and pay the related Repurchase Price. It is understood and agreed that the obligation of the Servicer to purchase any Loan (including any Liquidated Loan) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Securityholders, the Trust or the Indenture Trustee on behalf of the Noteholders; provided, however, that the Servicer shall indemnify the Owner Trustee, the Trust, the Indenture Trustee and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                                      5-9

                                   ARTICLE VI

                DISTRIBUTIONS; TRUST ACCOUNTS; LIMITED GUARANTY;
                          STATEMENTS TO SECURITYHOLDERS

         SECTION 6.01.  Trust Accounts.

         (a) The Servicer shall establish the Collection Account in the name of the Indenture Trustee for the benefit of the Securityholders. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

         (b) The Servicer shall establish the Note Distribution Account in the name of the Indenture Trustee for the benefit of the Noteholders. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

         (c) The Servicer shall establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee, so long as the Indenture Trustee is acting as Paying Agent under Section 3.9 of the Trust Agreement.

         (d) The Servicer shall establish the Pre-Funding Account on behalf of the Trust, and shall deposit therein the Pre-Funded Amount pursuant to Section 2.02(j). The Pre-Funding Account shall be an Eligible Account and shall be a segregated trust account established with the Indenture Trustee and maintained with the Indenture Trustee.

         (e) All amounts held in the Collection Account and the Pre-Funding Account (but not the Note Distribution Account or the Certificate Distribution Account) shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Payment Date for the Due Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 6.01(e). Such investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Collection Account or the Pre-Funding Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Indenture Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in MN UCC ss. 336.8-313(1)(d)(i)), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in MN UCC ss. 336.8-313(1)(g)) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing

                                       6-1
corporation in an account of such institution. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 6.01. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account and the Pre-Funding Account shall be deposited in the Collection Account and distributed on the next Payment Date pursuant to Section 6.06. The Servicer shall deposit in the applicable Collection Account and the Pre-Funding Account, as applicable, an amount equal to any net loss on such investments immediately as realized.

         SECTION 6.02.  Collection Account Deposits.

         (a) Collections. The Servicer shall remit directly to the Collection Account (no later than the next Business Day as specified in Section 5.05) all payments by or on behalf of the Obligors on the Loans and all Liquidation Proceeds received by the Servicer.

         (b) Repurchased Loans. The Originator shall deposit in the Collection Account the Repurchase Price for each Loan repurchased by it under Section 3.05. The Servicer shall deposit in the Collection Account the Repurchase Price for each Loan repurchased by it under Section 5.17.

         SECTION 6.03.  Permitted Withdrawals.

         The Indenture Trustee may, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account that are attributable to the Loans only for the following purposes:

                  (a) to make payments in the amounts and in the manner provided for in Section 6.06;

                  (b) to pay to the Originator with respect to each Loan or property acquired in respect thereof that has been repurchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Noteholders or Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

                  (c) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

                  (d) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; or

                  (e) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(e).

                                       6-2

         Since, in connection with withdrawals pursuant to clauses (a) and (b), the Originator's or the Servicer's entitlement thereto is limited to collections or other recoveries on the related Loan, the Servicer shall keep and maintain a separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses.

         SECTION 6.04.  Advances.

         (a) Not later than one Business Day following the Determination Date, the Servicer shall advance all Delinquent Payments for the immediately preceding Due Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account; provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such Advances from funds subsequently available therefor in the Collection Account in accordance with Section 6.06(a). If the Servicer fails to advance all Delinquent Payments required under this
Section 6.04, the Indenture Trustee shall be obligated to advance such Delinquent Payments pursuant to Section 6.15 of the Indenture.

         (b) The Servicer and the Indenture Trustee shall be entitled to reimbursement of an Advance from subsequent funds available therefor in the Collection Account in accordance with Section 6.06(a).

         SECTION 6.05.  Limited Guaranty.

         (a) No later than the Determination Date prior to each Payment Date, the Servicer (if other than the Guarantor) shall notify the Guarantor of the amount of the Guaranty Payment (if any) for such Payment Date. Not later than the Business Day preceding each Payment Date, the Guarantor shall deposit the Guaranty Payment, if any, for such Payment Date into the Collection Account.

         (b) The obligations of the Guarantor under this Section shall not terminate upon or otherwise be affected by a Service Transfer pursuant to
Article VII of this Agreement.

         (c) The obligation of the Guarantor to provide the Limited Guaranty under this Agreement shall terminate on the later of the Final Scheduled Payment Date and the date the Guarantor has made all Guaranty Payments required to be made by it.

         (d) The obligation of the Guarantor to make the Guaranty Payments described in subsection (a) above shall be unconditional and irrevocable. The Guarantor acknowledges that its obligation to make the Guaranty Payments described in subsection (a) above shall be deemed a guaranty by the Guarantor of that portion of the Obligors' obligations under the Loans that is allocable to the Class B-2 Certificateholders.

         (e) If the Guarantor fails to make a Guaranty Payment in whole or in part, the Seller shall promptly notify the Owner Trustee, and the Owner Trustee shall promptly notify the Rating Agencies.

                                       6-3

         SECTION 6.06.  Distributions.

         (a) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Monthly Report delivered pursuant to Section 5.14) to make the following deposits and distributions by 11:00 a.m. (Minnesota time), to the extent of the Amount Available for such Payment Date and in the following order of priority, provided that any Guaranty Payment shall be distributed solely to the Class B-2 Certificateholders:

                  (i) Servicing Fee. If Conseco Finance Corp. or an Affiliate is not the Servicer, then to the Servicer, the Monthly Servicing Fee for the related Due Period (not to exceed 1/12 of 0.75% of the Pool Scheduled Principal Balance);

                  (ii) Class A Interest. After payment of the amounts specified in clause (i) above, to the Note Distribution Account, the Class A Formula Interest Distribution Amount;

                  (iii) Class M-1 Interest. After payment of the amounts specified in clauses (i) and (ii) above, to the Note Distribution Account, the Class M-1 Formula Interest Distribution Amount;

                  (iv) Class M-2 Interest. After payment of the amounts specified in clauses (i) through (iii) above, to the Note Distribution Account, the Class M-2 Formula Interest Distribution Amount;

                  (v) Class B-1 Interest. After payment of the amounts specified in clauses (i) through (iv) above, to the Certificate Distribution Account, the Class B-1 Formula Interest Distribution Amount;

                  (vi) Class A Principal Distribution Amount. After payment of the amounts specified in clauses (i) through (v) above, to the Note Distribution Account, the Class A Principal Distribution Amount;

                  (vii) Class M-1 Principal. After payment of the amounts specified in clauses (i) through (vi) above, to the Note Distribution Account, the Class M-1 Formula Principal Distribution Amount;

                  (viii) Class M-2 Principal. After payment of the amounts specified in clauses (i) through (vii) above, to the Note Distribution Account, the Class M-2 Formula Principal Distribution Amount;

                  (ix) Class B-1 Principal. After payment of the amounts specified in clauses (i) through (viii) above, to the Certificate Distribution Account, the Class B-1 Formula Principal Distribution Amount;

                  (x) Liquidation Loss Interest. After payment of the amounts specified in clauses (i) through (ix) above,

                                       6-4

                           (A) to the Note Distribution Account, the Class M-1
                  Formula Liquidation Loss Interest Distribution Amount; then

                           (B) to the Note Distribution Account, the Class M-2
                  Formula Liquidation Loss Interest Distribution Amount; then

                           (C) to the Certificate Distribution Account, the
                  Class B-1 Formula Liquidation Loss Interest Distribution
                  Amount;

                  (xi) Liquidation Loss Principal. After payment of the amounts specified in clauses (i) through (x) above,

                           (A) to the Note Distribution Account, the Class M-1
                  Liquidation Loss Principal Amount; then

                           (B) to the Note Distribution Account, the Class M-2
                  Liquidation Loss Principal Amount; then

                           (C) to the Certificate Distribution Account, the
                  Class B-1 Liquidation Loss Principal Amount;

                  (xii) Class B-2 Interest. After payment of the amounts specified in clauses (i) through (xi) above, to the Certificate Distribution Account,

                           (A) the Class B-2 Interest Amount, then

                           (B) any Unpaid Class B-2 Interest Shortfall, then

                           (C) the Class B-2 Formula Liquidation Loss Interest
                  Distribution Amount;

                  (xiii) Class B-2 Principal. After payment of the amounts specified in clauses (i) through (xii) above, to the Certificate Distribution Account,

                           (A) the Class B-2 Formula Principal Distribution
                  Amount, then

                           (B) any unpaid Class B-2 Liquidation Loss Principal
                  Amount;

                  (xiv) Monthly Servicing Fee. After payment of the amounts specified in clauses (i) through (xiii) above, to Conseco Finance Corp., if it is the Servicer, the Monthly Servicing Fee;

                  (xv) Unreimbursed Advances. After payment of the amounts specified in clauses (i) through (xiv) above, to reimburse the Servicer or the Indenture Trustee, as applicable, for any unreimbursed Advances made with respect to the Loans in respect of

                                       6-5
         current or prior Payment Dates pursuant to Section 6.04 of this Sale and Servicing Agreement and Section 6.15 of the Indenture;

                  (xvi) Additional Principal Distribution Amount. After payment of the amounts specified in clauses (i) through (xv) above, to the Note Distribution Account and the Certificate Distribution Account for distribution to each outstanding Class of Securities, pro rata based on the Principal Balance of each such Class, the Additional Principal Distribution Amount;

                  (xvii) Guaranty Fee. After payment of the amounts specified in clauses (i) through (xvi) above, to pay the Class B-2 Guaranty Fee to the Guarantor; and

                  (xviii) Class C Certificate Distribution Amount. After payment of the amounts specified in clauses (i) through (xvii) above, to the Certificate Distribution Account, the remaining Amount Available for the benefit of the Class C Certificateholder.

         (b) Guaranty Payments. On each Payment Date the Servicer shall instruct the Indenture Trustee to distribute to the Certificate Distribution Account for the benefit of the Class B-2 Certificateholders any Guaranty Payment deposited in the Collection Account pursuant to Section 6.05.

         SECTION 6.07.  Statements to Securityholders.

         (a) On each Payment Date, the Indenture Trustee shall include with each distribution to each Noteholder, and the Paying Agent shall include with each distribution to each Certificateholder (with a copy to the Owner Trustee), a statement (which statement shall also be provided to each Rating Agency) based on information in the Monthly Report delivered on the related Determination Date pursuant to Section 5.11, setting forth the following information:

                  (i) the amount of such distribution to Holders of each Class of Notes and Certificates allocable to interest, separately identifying any Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall, Unpaid Class A-5 Interest Shortfall, Unpaid Class A-6 Interest Shortfall, Unpaid Class M-1 Interest Shortfall, Unpaid Class M-2 Interest Shortfall, Unpaid Class B-1 Interest Shortfall and Unpaid Class B-2 Interest Shortfall included in such distribution and any remaining Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall, Unpaid Class A-5 Interest Shortfall, Unpaid Class A-6 Interest Shortfall, Unpaid Class M-1 Interest Shortfall, Unpaid Class M-2 Interest Shortfall, Unpaid Class B-1 Interest Shortfall and Unpaid Class B-2 Interest Shortfall;

                  (ii) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class A-5 Interest Carryover Shortfall, the Class A-6 Interest Carryover Shortfall, the Class M-1 Interest Carryover Shortfall, the Class M-2 Interest

                                       6-6

         Carryover Shortfall, the Class B-1 Interest Carryover Shortfall and the Class B-2 Interest Carryover Shortfall, if any, for such Payment Date;

                  (iii) the amount of such distribution to Holders of each Class of Securities allocable to principal, separately identifying the Formula Principal Distribution Amount, and the amount, if any, by which the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Principal Distribution Amounts, respectively, exceed the respective Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Formula Principal Distribution Amounts;

                  (iv) the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

                  (v) the amount, if any, of the Guaranty Payment on such Payment Date;

                  (vi) the amount of the Monthly Servicing Fee with respect to the immediately preceding Due Period;

                  (vii) the Class C Certificate Distribution Amount (if any);

                  (viii) the Pool Scheduled Principal Balance, the Over-Collateralization Amount and the Pre-Funded Amount for such Payment Date;

                  (ix) the Note Pool Factor or Certificate Pool Factor, as applicable, for each Class after giving effect to the distribution of principal on such Payment Date;

                  (x) the number and aggregate principal balances of Loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days;

                  (xi) the number and aggregate Scheduled Principal Balance of Loans that became Defaulted Loans during the immediately preceding Due Period;

                  (xii) the number and aggregate Scheduled Principal Balance of Defaulted Loans as of the last day of the immediately preceding Due Period;

                  (xiii) the number and aggregate Scheduled Principal Balance of Loans that became Liquidated Loans during the immediately preceding Due Period and the related Net Liquidation Losses;

                  (xiv) the number and aggregate principal balance of Loans (x) in foreclosure, (y) as to which foreclosure of the related real property lien was completed during the related Due Period, exclusive of any such Loans that are Liquidated Loans and (z) foreclosed upon and in the Servicer's inventory ; and

                                       6-7

                  (xv) information relating to the satisfaction or non-satisfaction of the the Class M-1 Distribution Test, Class M-2 Distribution Test, Class B-1 Distribution Test and
         Class B-2 Distribution Test.

         In the case of information furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount per $1,000 denomination of Security.

         (b) The Indenture Trustee shall inform any of the Noteholders, Certificateholders, Underwriter or Rating Agencies inquiring by telephone of the information contained in the most recent Monthly Report.

         (c) Certificateholders may obtain copies of the statements delivered by the Owner Trustee pursuant to subsection (a) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is a Certificateholder and payment of any expenses associated with the distribution thereof). Noteholders may obtain copies of the statements delivered by the Indenture Trustee pursuant to subsection (a) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Noteholder and payment of any expenses associated with the distribution thereof).

         SECTION 6.08.  Pre-Funding Account.

         (a) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Indenture Trustee on any Subsequent Transfer Date an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Loan transferred and assigned to the Indenture Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment. On the Post-Funding Payment date, any funds remaining in the Pre-Funding Account (other than funds consisting of investment earnings) shall be deposited in the Collection Account and added to the Amount Available.

         (b) The Owner Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Indenture Trustee to transfer amounts in the Pre-Funding Account to the Collection Account. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Seller. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account on the Post-Funding Payment Date.

                                       6-8

                                   ARTICLE VII

                                SERVICE TRANSFER

         SECTION 7.01.  Events of Termination.

         (a) "Event of Termination" means the occurrence of any of the following (each a "Servicer Termination Event"):

                  (i) Any failure by the Servicer to make any payment or deposit required to be made hereunder (including an Advance) and the continuance of such failure for a period of five Business Days;

                  (ii) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

                  (iii) Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

                  (iv) A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

                  (v) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

                  (vi) The failure of the Servicer to be an Eligible Servicer.

         (b) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel acceptable to the

                                       7-1

Indenture Trustee at the expense of the Servicer to such effect which shall be delivered to the Indenture Trustee.

         (c) Notwithstanding any other provision in this Agreement, no removal or resignation of the Servicer shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

         (d) Upon removal or resignation of the Servicer, or expiration of its Term of Service without renewal, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Indenture Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

         (e) Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly and immediately to the Indenture Trustee or the successor Servicer.

         (f) Upon removal or resignation of the Servicer, or expiration of its Term of Service without renewal, the Indenture Trustee shall (i) solicit bids for a successor servicer as described below or (ii) appoint the Backup Servicer as Servicer. If the Indenture Trustee solicits bids for a successor Servicer, the Indenture Trustee agrees to act as Backup Servicer during the solicitation process and shall assume all duties of the Servicer (except as otherwise provided in this Agreement). The Indenture Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac for first and second lien home equity loans and having equity of not less than $15,000,000, as determined in accordance with generally accepted accounting principles, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Indenture Trustee in its capacity as successor Servicer) so appointed shall be the Monthly Servicing Fee, provided, however, that if the Indenture Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation.

         SECTION 7.02. Transfer. If an Event of Termination has occurred and is continuing, either the Indenture Trustee or Securityholders, in the aggregate, representing 25% or more of the aggregate Principal Balance of the Securities, by notice in writing to the Servicer (and to the Indenture Trustee if given by the Securityholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the

                                       7-2

Indenture Trustee pursuant to and under this Section 7.02; and, without limitation, the Indenture Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Indenture Trustee shall cause all assignments of mortgages, deeds of trust or security deeds securing the Loans to be duly recorded. Each of the Originator and the Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer at its own expense to the new servicer (i) the Servicer's records relating to the Loans in such electronic form as the new servicer may reasonably request and
(ii) any Loan Files in the Servicer's possession.

         SECTION 7.03. Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to
Section 7.02, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee will not assume any obligations of the Originator pursuant to Section 3.05, and (ii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee but not in excess of the Monthly Servicing Fee. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Securityholders, exceed the Monthly Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.04.  Notification to Securityholders.

         (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Owner Trustee, the Indenture Trustee, the Rating Agencies and the Obligors, to the extent required by law.

                                       7-3

         (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Owner Trustee on behalf of the Trust shall give written notice thereof to the Rating Agencies, and the Certificateholders at their respective addresses appearing on the Certificate Register and the Indenture Trustee shall give written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

         (c) The Owner Trustee on behalf of the Trust shall give written notice to the Rating Agencies at least 30 days prior to the date upon which any Eligible Servicer (other than the Indenture Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

         SECTION 7.05.  Effect of Transfer.

         (a) After the Service Transfer, the Indenture Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Loans after the effective date of the Service Transfer.

         (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Loans and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

         (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article IX and Sections 3.05 and 5.17) other than those relating to the management, administration, servicing or collection of the Loans.

         SECTION 7.06.  Transfer of Collection Account.

         Notwithstanding the provisions of Section 7.02, if the Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

                                       7-4

                                  ARTICLE VIII

                                   TERMINATION

         SECTION 8.01. Class C Certificateholder's Purchase Option; Auction Sale; Additional Principal Distribution Amount.

         (a) The Class C Certificateholder shall, subject to subsection (b) hereof, have the option to purchase all of the Loans and all property acquired in respect of any Loan remaining in the Trust at a price (such price being referred to as the "Minimum Purchase Price") equal to the greater of:

                  (i) the sum of (x) 100% of the principal balance of each Loan (other than any Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (y) below), together with accrued and unpaid interest on each such Loan at a rate per annum equal to the Weighted Average Interest Rate, plus (y) the fair market value of such acquired property (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase), and

                  (ii) the aggregate Principal Balance of the Securities as of the date of such purchase (less any amounts on deposit in the Collection Account, the Note Distribution Account or the Certificate Distribution Account on such purchase date and representing payments of principal in respect of the Loans) plus an amount necessary to pay the Class A Formula Interest Distribution Amount, the Class M-1 Formula Interest Distribution Amount, the Class M-1 Formula Liquidation Loss Interest Distribution Amount, the Class M-2 Formula Interest Distribution Amount, the Class M-2 Formula Liquidation Loss Interest Distribution Amount, the Class B-1 Formula Interest Distribution Amount, the Class B-1 Formula Interest Distribution Amount, the Class B-2 Formula Interest Distribution Amount and the Class B-2 Formula Liquidation Loss Interest Amount due on the Payment Date occurring in the calendar month following such purchase date (less any amounts on deposit in the Collection Account, the Note Distribution Account or the Certificate Account on such purchase date and representing payments of interest in respect of the Loans at a rate per annum equal to the Weighted Average Interest Rate).

         (b) The purchase by the Class C Certificateholder of all of the Loans pursuant to this Section 8.01 shall be conditioned upon:

                  (i) the Pool Scheduled Principal Balance, at the time of any such purchase, aggregating not more than 20% of the Cut-off Date Pool Principal Balance,

                  (ii) the Class C Certificateholder having provided the Indenture Trustee, the Owner Trustee and the Depository (if any) with at least 30 days' written notice, and

                  (iii) the Indenture Trustee not having accepted a qualifying bid for the Loans pursuant to subsection (e) below.

                                       8-1

         (c) The Class C Certificateholder may assign its rights under this
Section 8.01, separately from its other rights as Holder of the Class C Certificate, by giving written notice of such assignment to the Trustee. Following the Trustee's receipt of such notice of assignment, the Trustee shall recognize only such assignee (or its assignee in turn) as the Person entitled to exercise the purchase option set forth in Section 8.01(a).

         (d) The Servicer shall notify the Indenture Trustee and the Class C Certificateholder (whether or not the Class C Certificateholder has then assigned its rights under this Section 8.01 pursuant to subsection (c)) no later than two Business Days after the Determination Date relating to the first Due Period which includes the date on which the Pool Scheduled Principal Balance first becomes equal to or less than 20% of the Cut-off Date Pool Principal Balance, to the effect that the Pool Scheduled Principal Balance is then equal to or less than 20% of the Cut-off Date Pool Principal Balance.

         (e) If the Class C Certificateholder (or its assignee) has not delivered to the Trustee the notice of exercise of its purchase option required by subsection (b) by the Payment Date occurring in the month following the Determination Date specified in subsection (d), then promptly after the following Payment Date the Indenture Trustee shall begin a process for soliciting bids in connection with an auction for the Loans. The Indenture Trustee shall provide the Class C Certificateholder (or its assignee) written notice of such auction at least 10 Business Days prior to the date bids must be received in such auction (the "Auction Date").

         If at least two bids are received, the Indenture Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is equal to or in excess of the greater of (i) the Minimum Purchase Price and (ii) the fair market value of the Loans and related property (such amount being referred to as the "Minimum Auction Price"). If less than two bids are received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Auction Price, the Indenture Trustee shall not consummate such sale. If a bid meeting the Minimum Purchase Price is received, then the Indenture Trustee may, and if so requested by the Class C Certificateholder shall, consult with a financial advisor, which may be an underwriter of the Securities, to determine if the fair market value of the Loans and related property has been offered.

         If the first auction conducted by the Indenture Trustee does not produce any bid at least equal to the Minimum Auction Price, then the Indenture Trustee shall, beginning on the Payment Date occurring approximately three months after the Auction Date for the failed first auction, commence another auction in accordance with the requirements of this subsection (e). If such second auction does not produce any bid at least equal to the Minimum Auction Price, then the Indenture Trustee shall, beginning on the Payment Date occurring approximately three months after the Auction Date for the failed second auction, commence another auction in accordance with the requirements of this subsection
(e), and shall continue to conduct similar auctions approximately every three months thereafter until the earliest of (i) delivery by the Class C Certificateholder or its assignee of notice of exercise of its purchase option under subsection (a), (ii) receipt by the Indenture Trustee of a bid meeting the conditions specified in the preceding

                                       8-2
paragraph, or (iii) the Payment Date on which the principal balance of all the Loans is reduced to zero.

         If the Indenture Trustee receives a bid meeting the conditions specified in this subsection (e), then the Indenture Trustee shall release to the winning bidder, upon payment of the bid purchase price, the Loan Files pertaining to the Loans being purchased.

         (f) If the Class C Certificateholder (or its assignee) has not delivered to the Indenture Trustee the notice of exercise of its purchase option required by subsection (b) by the Payment Date occurring in the month following the Determination Date specified in subsection (d), then on the following Payment Date and each Payment Date thereafter the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Certificates and the Class B-2 Certificates shall be entitled to receive the Additional Principal Distribution Amount, allocated among such Classes pro rata based upon the outstanding Principal Balance of each such Class on each such Payment Date.

         SECTION 8.02.  Liquidation of Trust Estate.

         Upon any sale of the assets of the Trust pursuant to Section 10.01 of the Indenture or Section 9.1 of the Trust Agreement, the Trust shall instruct the Indenture Trustee or the Owner Trustee, as the case may be, to deposit the proceeds from such sale after all payments and reserves therefrom have been made in the Collection Account. On the Payment Date on which such proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Trust shall instruct the Indenture Trustee to distribute such funds, together with all other amounts available, in accordance with the terms of Section 6.06(a).

                                       8-3

                                   ARTICLE IX

                                   INDEMNITIES

         SECTION 9.01.  Originator's Indemnities.

         The Originator will defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the paying agent and any other agents of the Owner Trustee and the Indenture Trustee) and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims arising out of or resulting from (i) the origination of any Loan (including but not limited to truth in lending requirements) or the servicing of such Loan prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, tax, claim or liability is not provided for by the Originator's repurchase of such Loan pursuant to Section 3.05), (ii) the use or ownership of any real property related to a Loan by the Originator or the Servicer or any Affiliate of either, or (iii) the Originator's or the Trust's violation of federal or state securities laws in connection with the offering and sale of the Securities. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

         SECTION 9.02.  Liabilities to Obligors.

         No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trust, the Owner Trustee, the Indenture Trustee or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders expressly disclaim such assumption.

         SECTION 9.03.  Servicer's Indemnities.

         The Servicer shall defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the Paying Agent and any other agents of the Owner Trustee and the Indenture Trustee) and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Loan. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 9.03 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Loan.

         SECTION 9.04.  Operation of Indemnities.

         Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any

                                       9-1
indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

                                       9-2

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01. Servicer Not to Assign Duties or Resign; Delegation of Servicing Duties.

         The Servicer may not sell or assign its rights and duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trust and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections 7.03.

         Notwithstanding the foregoing:

                  (a) Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of Eligible Servicer. The Servicer shall promptly notify Standard & Poor's and Moody's of any such merger to which it is a party.

                  (b) The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of foreclosing real property liens through subcontractors who are in the business of servicing home improvement contracts and promissory notes or home equity loans, and may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trust and the Indenture Trustee and each of Standard & Poor's and Moody's, and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

         SECTION 10.02.  Assignment or Delegation by Originator.

         Except as specifically authorized hereunder, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of a Note Majority of each Class of Notes and a Certificate Majority of each Class of Certificates, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not

                                      10-1
prohibit the pledge or assignment by the Originator of any right to payment pursuant to Article VI.

         Notwithstanding the foregoing, any person into which the Originator may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Originator shall be a party, or any Person succeeding to the business of the Originator, shall be the successor of the Originator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Originator shall promptly notify Standard & Poor's and Moody's of any such merger to which it is a party.

         SECTION 10.03.  Amendment.

         (a) This Agreement may be amended from time to time by the Originator, the Servicer, the Seller and the Trust, with the prior written consent of the Indenture Trustee but without the consent of any of the Securityholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, including, without limitation, to add or amend any provision as required by Standard & Poor's, Moody's, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Notes or Class of Certificates, provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Originator, adversely affect in any material respect the interests of any Securityholder.

         (b) This Agreement may also be amended from time to time by the Originator, the Servicer, the Seller and the Trust with the prior written consent of the Indenture Trustee and with the consent of the Holders of Securities representing a majority of the aggregate Outstanding Amount of the Securities (which consent of any Holder of a Security given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Security and of any Security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Securities; provided, however, no such amendment shall
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions required to be made on any Security or the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate, Class A-5 Interest Rate, Class A-6 Interest Rate, Class M-1 Interest Rate, Class M-2 Interest Rate, Class B-1 Interest Rate or Class B-2 Interest Rate, (b) amend any provisions of Section
6.06 in such a manner as to affect the priority of payment of interest or principal to Securityholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Securities then Outstanding, and provided further, that the Rating Agency Condition has been satisfied.

         (c) Concurrently with the solicitation of any consent pursuant to this
Section 10.03, the Indenture Trustee shall furnish written notification to Standard & Poor's and Moody's of such solicitation. Promptly after the execution of any amendment pursuant to this Section 10.03,

                                      10-2
the Indenture Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Moody's and each Securityholder.

         (d) It shall not be necessary for the consent of Securityholders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (e) Each of the Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

         (f) In connection with any amendment pursuant to this Section, the Owner Trustee and Indenture Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by this Agreement.

         (g) Upon the execution of any amendment or consent pursuant to this
Section 10.03, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Securityholder hereunder shall be bound thereby.

         SECTION 10.04.  Notices.

         All communications and notices pursuant hereto to the Servicer, the Originator, the Seller, the Trust, the Owner Trustee, the Indenture Trustee, Standard & Poor's and Moody's shall be in writing and delivered (by facsimile or other means) or mailed to it at the appropriate following address:

         If to the Originator, the Guarantor or the Servicer:

                  Conseco Finance Corp.
                  1100 Landmark Towers
                  345 St. Peter Street
                  St. Paul, Minnesota  55102-1639
                  Attention:  Chief Financial Officer
                  Telecopier Number:  (651) 293-5746

         If to the Seller:

                  Conseco Finance Securitizations Corp.
                  1100 Landmark Towers
                  345 St. Peter Street
                  St. Paul, Minnesota  55102-1639
                  Attention:  Chief Financial Officer
                  Telecopier Number:  (651) 293-5746

                                      10-3

         If to the Trust or the Owner Trustee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention:  Corporate Trust Administration
                  Telecopier Number:  302-651-8882

         If to the Indenture Trustee:

                  U.S. Bank Trust National Association
                  180 East Fifth Street
                  St. Paul, Minnesota 55101
                  Attention: Corporate Trust Administration, Structured Finance Telecopier Number: (651) 244-0089

         If to Standard & Poor's:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, New York 10041
                  Attention:  Asset-Backed Surveillance
                  Telecopier Number:  (212) 208-8208

         If to Moody's:

                  Moody's Investors Services, Inc.
                  99 Church Street
                  New York, New York  10007
                  Attention: Home Equity Monitoring Group
                  Telecopier Number:  (212) 553-4392

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

         All communications and notices pursuant hereto to a Securityholder shall be in writing and delivered or mailed at the address shown in the Note Register or the Certificate Register, as applicable.

         SECTION 10.05.  Merger and Integration.

         Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                                      10-4

         SECTION 10.06.  Headings.

         The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 10.07.  Governing Law.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

         SECTION 10.08.  Limitation of Liability.

         It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Conseco Finance Home Loan Trust 1999-G under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Related Documents.

                                      10-5

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this 16th day of November, 1999.

                                      ISSUER:
                                      CONSECO FINANCE HOME LOAN TRUST
                                      1999-G

                                      By WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely on behalf of the Issuer as Owner Trustee under the Trust Agreement


                                      By: /s/ James P. Lawler
                                         --------------------------------------
                                         James P. Lawler
                                         Vice President

                                      SELLER:
                                      CONSECO FINANCE SECURITIZATIONS
                                      CORP.


                                      By: /s/ Phyllis A. Knight
                                         --------------------------------------
                                         Phyllis A. Knight
                                         Senior Vice President and Treasurer

                                      SERVICER:

                                      CONSECO FINANCE CORP.


                                      By: /s/ Phyllis A. Knight
                                         --------------------------------------
                                         Phyllis A. Knight
                                         Senior Vice President and Treasurer

Acknowledged and Accepted:

U.S. BANK TRUST NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Indenture Trustee

By: /s/ Laurie A. Howard
   ---------------------------------
       Laurie A. Howard
       Vice President

By: /s/ Harry H. Hall
   ---------------------------------
       Harry H. Hall
       Assistant Secretary

                                      10-6

                                    EXHIBIT A

                               FORM OF ASSIGNMENT


         In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of September 1, 1999 between Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp., as seller (the "Seller"), and Conseco Finance Home Loan Trust 1999-G, the Seller does hereby transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Originator in (i) the home improvement contracts and promissory notes and home equity loans (collectively, the "Loans") identified in the List of Loans, a copy of which is attached hereto, including, without limitation, all related Collateral Security, all liens and security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after the Cut-off Date, but excluding any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, (ii) all rights of the Seller under the Transfer Agreement, (iii) the Errors and Omissions Protection Policy as such policy relates to the Loans, (iv) all items contained in the Loan Files, (v) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (vi) all proceeds in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

         This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this 16th day of November, 1999.

                                   CONSECO FINANCE SECURITIZATIONS
                                   CORP.


                                   By:
                                      ---------------------------------------
                                      Name:
                                            ---------------------------------
                                      Title:
                                            ---------------------------------

                                    EXHIBIT B

                          FORM OF CERTIFICATE REGARDING
                                REPURCHASED LOANS


                              CONSECO FINANCE CORP.

                     CERTIFICATE REGARDING REPURCHASED LOANS

         The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"); [s]he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 3.05 of the Sale and Servicing Agreement (the "Agreement"), dated as of September 1, 1999 among the Originator, Conseco Finance Securitizations Corp., as Seller and Conseco Finance Home Loan Trust 1999-G (the "Trust") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement):

                  1. The Loans on the attached schedule are to be repurchased by the [Originator] [Servicer] on the date hereof pursuant to Section [3.05] [5.17] of the Agreement.

                  2. Upon deposit of the Repurchase Price for such Loans, such Loans may, pursuant to Section [3.05] [5.17] of the Agreement, be assigned by the Trust to the [Originator] [Servicer].

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ________________, ________.

                                      CONSECO FINANCE CORP.


                                   By:
                                      ---------------------------------------
                                      Name:
                                            ---------------------------------
                                      Title:
                                            ---------------------------------

                                    EXHIBIT C

                             FORM OF MONTHLY REPORT

                                 [TO BE REVISED]

                     CONSECO FINANCE HOME LOAN TRUST 1999-G

Payment Date:____________

1.   Amount Available                                              ____________

2.   Monthly Servicing Fee (if Originator is not the Servicer)
     (up to 1/12 of 0.75% of Pool Scheduled Principal Balance)     ____________

Interest
--------

     Class A-1
     ---------

3.   (a) Class A-1 Interest Rate (6.57%)               ________
     (b)  Class A-1 Interest Amount                                ____________
     (c)  Unpaid Class A-1 Interest Shortfall                      ____________
     (d)  Class A-1 Interest paid                                  ____________
     (e)  Class A-1 Interest Carryover Shortfall                   ____________

     Class A-2
     ---------

4.   (a) Class A-2 Interest Rate (7.14%)                           ____________
     (b) Class A-2 Interest Amount                                 ____________
     (c) Unpaid Class A-2 Interest Shortfall                       ____________
     (d) Class A-2 Interest paid                                   ____________
     (e) Class A-2 Interest Carryover Shortfall                    ____________

     Class A-3
     ---------

5.   (a) Class A-3 Interest Rate (7.36%)                           ____________
     (b) Class A-3 Interest Amount                                 ____________
     (c) Unpaid Class A-3 Interest Shortfall                       ____________
     (d) Class A-3 Interest paid                                   ____________
     (e) Class A-3 Interest Carryover Shortfall                    ____________

     Class A-4
     ---------

6.   (a) Class A-4 Interest Rate (7.55%)                           ____________
     (b) Class A-4 Interest Amount                                 ____________
     (c) Unpaid Class A-4 Interest Shortfall                       ____________
     (d) Class A-4 Interest paid                                   ____________
     (e) Class A-4 Interest Carryover Shortfall                    ____________

     Class A-5
     ---------

7.   (a) Class A-5 Interest Rate (8.08%)                           ____________
     (b) Class A-5 Interest Amount                                 ____________
     (c) Unpaid Class A-5 Interest Shortfall                       ____________
     (d) Class A-5 Interest paid                                   ____________
     (e) Class A-5 Interest Carryover Shortfall                    ____________

     Class A-6
     ---------

8.   (a) Class A-6 Interest Rate (8.16%)                           ____________
     (b) Class A-6 Interest Amount                                 ____________
     (c) Unpaid Class A-6 Interest Shortfall                       ____________
     (d) Class A-6 Interest paid                                   ____________
     (e) Class A-6 Interest Carryover Shortfall                    ____________

     Class M-1
     ---------

9.   Interest on Class M-1 Adjusted Principal Balance

     (a) Class M-1 Adjusted Principal Balance                      ____________
     (b) Class M-1 Interest Rate (8.88%)                           ____________
     (c) Class M-1 Interest Amount                                 ____________
     (d) Unpaid Class M-1 Interest Shortfall                       ____________
     (e) Class M-1 Interest paid                                   ____________
     (f) Class M-1 Interest Carryover Shortfall                    ____________

     Class M-2
     ---------

10.  Interest on Class M-2 Adjusted Principal Balance

     (a) Class M-2 Adjusted Principal Balance                      ____________
     (b) Class M-2 Interest Rate (9.52%)                           ____________
     (c) Class M-2 Interest Amount                                 ____________
     (d) Unpaid Class M-2 Interest Shortfall                       ____________
     (e) Class M-2 Interest paid                                   ____________
     (f) Class M-2 Interest Carryover Shortfall                    ____________

     Class B-1
     ---------

11.  Interest on Class B-1 Adjusted Principal Balance

     (a) Class B-1 Adjusted Principal Balance                      ____________
     (b) Class B-1 Interest Rate (10.48%)                          ____________
     (c) Class B-1 Interest Amount                                 ____________
     (d) Unpaid Class B-1 Interest Shortfall                       ____________
     (e) Class B-1 Interest paid                                   ____________
     (f) Class B-1 Interest Carryover Shortfall                    ____________

Principal
---------

12.  Formula Principal Distribution Amount

     (a) Scheduled principal                                       ____________
     (b) Principal Prepayments                                     ____________
     (c) Liquidated Loans                                          ____________
     (d) Repurchases                                               ____________
     (e) Previously undistributed (a)-(d) amounts                  ____________

     Class A Principal
     -----------------

13.  Amount Available less prior distributions                     ____________

14.  Class A-1 Formula Principal Distribution Amount               ____________

15.  Class A-2 Formula Principal Distribution Amount               ____________

16.  Class A-3 Formula Principal Distribution Amount               ____________

17.  Class A-4 Formula Principal Distribution Amount               ____________

18.  Class A-5 Formula Principal Distribution Amount               ____________

19.  Class A-6 Formula Principal Distribution Amount               ____________

20.  Class A Principal Distribution Amount                         ____________

     (a) Class A-1 principal paid                                  ____________
     (b) Class A-2 principal paid                                  ____________
     (c) Class A-3 principal paid                                  ____________
     (d) Class A-4 principal paid                                  ____________
     (e) Class A-5 principal paid                                  ____________
     (f) Class A-6 principal paid                                  ____________

21.  Class A Principal Balance (after distributions of principal
     on current Payment Date)                                      ____________

     (a) Class A-1                                                 ____________
     (b) Class A-2                                                 ____________
     (c) Class A-3                                                 ____________
     (d) Class A-4                                                 ____________
     (e) Class A-5                                                 ____________
     (f) Class A-6

     Class M-1 Principal
     -------------------

22.  Remaining Amount Available                                    ____________

23.  Class M-1 Formula Principal Distribution Amount               ____________

24.  Class M-1 Principal Distribution Amount                       ____________

25.  Class M-1 Principal Balance (after distributions of
     principal on current Payment Date)                            ____________


     Class M-1 Distribution Test (test must be satisfied
     ---------------------------
     on and after the Payment Date occurring in December 2003)

26.  Average Sixty-Day Delinquency Ratio Test

     (a) Sixty-Day Delinquency Ratio for current
         Payment Date                                              ____________
     (b) Average Sixty-Day Delinquency Ratio Test
         (arithmetic average of ratios for this month and two preceding months; may not exceed 10% of the Senior
         Subordination Percentage calculated in Item 97.)

27.  Cumulative Realized Losses Test

     (a) Cumulative Realized Losses for current Payment Date (as a percentage of Cut-off Date Pool Principal Balance;
         may not exceed 10.0% from November 15, 2003 to November
         14, 2004; 12.0% from November 15, 2004 to November 14,
         2005; 14.0% from November 15, 2005, to November 14,
         2006 and 15.0% thereafter)                                ____________

28.  The sum of the Class M-1 Adjusted Principal Balance,
     the Class M-2 Adjusted Principal Balance, the Class B-1
     Adjusted Principal Balance and the Class B-2 Adjusted
     Principal Balance divided by the Pool Scheduled
     Principal Balance of the preceding Payment Date (not to
     be less than 57.00%)                                          ____________

     Class M-2 Principal
     -------------------

29.  Remaining Amount Available                                    ____________

30.  Class M-2 Formula Principal Distribution Amount               ____________

31.  Class M-2 Principal Distribution Amount                       ____________

32. Class M-2 Principal Balance (after distributions of principal on current Payment Date)

     Class M-2 Distribution Test (test must be satisfied
     ---------------------------
     on and after the Payment Date occurring in December 2003)

33.  Average Sixty-Day Delinquency Ratio Test

     (a) Sixty-Day Delinquency Ratio for
         current Payment Date                                      ____________
     (b) Average Sixty-Day Delinquency Ratio Test
         (arithmetic average of ratios for this month and two
         preceding months; may not exceed 10% of the Senior
         Subordination Percentage calculated in Item 81)           ____________

34.  Cumulative Realized Losses Test

     (a) Cumulative Realized Losses
         for current Payment Date
         (as a percentage of Cut-off Date
         Pool Principal Balance; may not
         exceed 10.0% from November 15, 2003
         to November 14, 2004; 12.0% from
         November 15, 2004 to November 14, 2005;
         14.0% from November 15, 2005, to
         November 14, 2006 and 15.0% thereafter)                   ____________

35.  The sum of the Class M-2 Adjusted Principal Balance,
     the Class B-1 Adjusted Principal Balance and the Class
     B-2 Adjusted Principal Balance divided by the Pool
     Scheduled Principal Balance of the preceding Payment
     Date (not to be less than 41.00%)                             ____________


     Class B-1 Distribution Tests (tests must be satisfied
     ----------------------------
     on and after the Payment Date occurring in December 2003)

36.  Average Sixty-Day Delinquency Ratio Test

     (a) Sixty-Day Delinquency Ratio for
         current Payment Date                                      ____________
     (b) Average Sixty-Day Delinquency Ratio Test
         (arithmetic average of ratios for this month and two preceding months; may not exceed 10% of the Senior Subordination Percentage calculated in
         Item 97)                                                  ____________

37.  Cumulative Realized Losses Test

     (a) Cumulative Realized Losses
         for current Payment Date
         (as a percentage of Cut-off Date
         Pool Principal Balance; may not
         exceed 10.0% from November 15, 2003
         to November 14, 2004; 12.0% from
         November 15, 2004 to November 14, 2005;
         14.0% from November 15, 2005, to
         November 14, 2006 and 15.0% thereafter)                   ____________

38.  The sum of the Class B-1 Adjusted Principal Balance and
     the Class B-2 Adjusted Principal Balance divided by the
     Pool Scheduled Principal Balance of the preceding
     Payment Date (not to be less than 28.00%)                     ____________

     Class B-1 Principal
     -------------------

39.  Amount Available less all prior distributions                 ____________

40.  Class B-1 Formula Principal Distribution Amount               ____________

41.  Class B-1 Principal Distribution Amount                       ____________

42.  Class B-1 Principal Balance (after distributions of
     principal on current Payment Date)                            ____________

     Class B-2 Distribution Test (test must be satisfied
     ---------------------------
     on and after the Payment Date occurring in December 2003)

43.  Average Sixty-Day Delinquency Ratio Test

     (a) Sixty-Day Delinquency Ratio for
         current Payment Date                                      ____________
     (b) Average Sixty-Day Delinquency Ratio Test
         (arithmetic average of ratios for this month and two preceding months; may not exceed 10% of the Senior
         Subordination Percentage calculated in Item 81.)

44.  Cumulative Realized Losses Test

     (a) Cumulative Realized Losses
         for current Payment Date
         (as a percentage of Cut-off Date
         Pool Principal Balance; may not
         exceed 10.0% from November 15, 2003
         to November 14, 2004; 12.0% from
         November 15, 2004 to November 14, 2005;
         14.0% from November 15, 2005, to
         November 14, 2006 and 15.0% thereafter)                   ____________

45.  The Class B-2 Adjusted Principal Balance divided by the
     Pool Scheduled Principal Balance of the preceding
     Payment Date (not to be less than 17.50%)                     ____________

46.  Class B-2 Adjusted Principal Balance (not to be less
     than $2,000,000)                                              ____________

47.  Cumulative Realized Losses Test

     (a) Cumulative Realized Losses
         for current Payment Date
         (as a percentage of Cut-off Date
         Pool Principal Balance; may not
         exceed 10.0% from November 15, 2003
         to November 14, 2004; 12.0% from
         November 15, 2004 to November 14, 2005;
         14.0% from November 15, 2005, to
         November 14, 2006 and 15.0% thereafter)                   ____________

48.  The Class B-2 Adjusted Principal Balance divided by
     the Pool Scheduled Principal Balance of the preceding
     Payment Date (not to be less than 17.50%)                     ____________


49.  Class B-2 Adjusted Principal Balance                          ____________

     Liquidation Loss Interest; Total Distribution

     Class M-1
     ---------

50.  (a) Amount Available less all prior distributions             ____________
     (b) Class M-1 Formula Liquidation Loss Interest
         Distribution Amount                                       ____________
     (c) Amount applied to Unpaid Class M-1 Liquidation
         Loss Interest Shortfall                                   ____________
     (d) Remaining Unpaid Class M-1 Liquidation Loss
         Interest Shortfall                                        ____________

51.  Amount by which Class M-1 Formula Distribution Amount
     [(lines 15(c) and (d), 28, 45(b)) exceeds Class M-1
     Distribution Amount (lines 15(e), 29, 45(c))]                 ____________

     Class M-2
     ---------

52.  (a) Amount Available less all prior
         distributions                                             ____________
     (b) Class M-2 Formula Liquidation Loss Interest
         Distribution Amount                                       ____________
     (c) Amount applied to Unpaid Class M-2 Liquidation
         Loss Interest Shortfall                                   ____________
     (d) Remaining Unpaid Class M-2 Liquidation Loss
         Interest Shortfall                                        ____________

53.  Amount by which Class M-2 Formula Distribution Amount
     [(lines 16(c) and (d), 32, 47(b)) exceeds Class M-2
     Distribution Amount (lines 16(e), 33, 47(c))]                 ____________

54.  Class B-1
     ---------

     (a) Amount Available less all preceding distributions         ____________
     (b) Class B-1 Formula Liquidation Loss Interest
         Distribution Amount                                       ____________
     (c) Amount applied to Unpaid Class B-1 Liquidation Loss
         Interest Shortfall                                        ____________
     (d) Remaining Unpaid Class B -1 Liquidation Loss
         Interest Shortfall                                        ____________

55.  Amount by which Class B-1 Formula Distribution Amount
     [(lines 17(c) and (d), 42, 49(b)) exceeds Class B-1
     Distribution Amount (lines 17(e), 43, 49(c))]                 ____________

     Class B-2
     ---------

56.  Amount Available less all prior distributions                 ____________

     Interest

57.  (a) Class B-2 Interest Rate (10.96%)                          ____________
     (b) Class B-2 Interest Amount                                 ____________
     (c) Unpaid Class B-2 Interest Shortfall                       ____________
     (d) Class B-2 interest paid                                   ____________
     (e) Class B-2 Interest Carryover Shortfall                    ____________

     Principal

58.  Amount Available after prior distributions                    ____________

59.  Class B-2 Formula Principal Distribution Amount               ____________

60.  Class B-2 Liquidation Loss Principal Amount                   ____________

61.  Guaranty Payment                                              ____________

62.  Class B-2 Principal Distribution Amount                       ____________

63.  Class B-2 Principal Balance
     (after distributions of principal on current Payment Date)    ____________

64.  Amount by which Class B-2 Formula Distribution Amount
     [(lines 52(b) and (c), 54 and 55) exceeds Class B-2
     Distribution Amount (lines 52(d) and 57))]                    ____________

65.  Monthly Servicing Fee
     (if Originator is Servicer)                                   ____________

66.  [Reserved]

     Additional Principal Distribution
     ---------------------------------

     Class A
     -------

67.  Additional Principal Distribution Amount                      ____________

     (a) Class A-1                                                 ____________
     (b) Class A-1 Principal Balance (after of payment of (a))     ____________
     (c) Class A-2                                                 ____________
     (d) Class A-2 Principal Balance (after payment of (c))        ____________
     (e) Class A-3                                                 ____________
     (f) Class A-3 Principal Balance (after of payment of (e))     ____________
     (g) Class A-4                                                 ____________
     (h) Class A-4 Principal Balance (after of payment of (g))     ____________
     (i) Class A-5                                                 ____________
     (j) Class A-5 Principal Balance (after of payment of (i))     ____________
     (k) Class A-6                                                 ____________
     (l) Class A-6 Principal Balance (after of payment of (k))     ____________

68.  Monthly Servicing Fee (portion, if any, in excess of
     1/12 of 0.75% of Pool Scheduled Principal Balance;
     Company or Affiliate not Servicer)                            ____________

Certificate Distribution Amount

69.  Amount Available remaining after prior distributions          ____________

Class A, Class M, Class B Notes

70.  Pool Scheduled Principal Balance                              ____________

71.  Pool Factor                                                   ____________

72.  Note Pool Factor

     Class A-1                                                     ____________
     Class A-2                                                     ____________
     Class A-3                                                     ____________
     Class A-4                                                     ____________
     Class A-5                                                     ____________
     Class A-6                                                     ____________
     Class M-1                                                     ____________
     Class M-2                                                     ____________

73.  Certificate Pool Factor

     Class B-1                                                     ____________
     Class B-2                                                     ____________

74.  Loans delinquent by number and aggregate Scheduled
     Principal Balance:

     (a) 30 - 59 days                                              ____________
     (b) 60 - 89 days                                              ____________
     (c) 90 or more days                                           ____________

75.  Defaulted Loans, by number and Scheduled Principal Balance:

     (a) That became Defaulted Loans during related
         Due Period                                                ____________
     (b) As of last day of related Due Period                      ____________
                                                                   ____________
     (c) That became Liquidated Loans during related
         Due Period                                                ____________

         Net Liquidation Losses                                    ____________

     (d) In foreclosure                                            ____________
                                                                   ____________
     (e) Foreclosure completed                                     ____________
         during related Due Period                                 ____________

     (f) Foreclosed upon and held by Servicer                      ____________
                                                                   ____________
76.  Pool Scheduled Principal Balance                              ____________

77.  Home Equity Loans delinquent by number and aggregate
     Scheduled Principal Balance:

     (a) 30 - 59 days                                              ____________
     (b) 60 - 89 days                                              ____________
     (c) 90 or more days                                           ____________

78.  Home Improvement Loans delinquent by number and aggregate
     Scheduled Principal Balance:

     (a) 30 - 59 days                                              ____________
     (b) 60 - 89 days                                              ____________
     (c) 90 or more days                                           ____________

79.  Home Equity Defaulted Loans, by number and Scheduled
     Principal Balance:

     (a) That became Defaulted Loans during related
         Due Period                                                ____________
                                                                   ____________
     (b) As of last day of related Due Period                      ____________

     (c) That became Liquidated Loans during related
         Due Period                                                ____________
                                                                   ____________
         Net Liquidation Losses                                    ____________

     (d) In foreclosure                                            ____________
                                                                   ____________
     (e) Foreclosure completed                                     ____________
         during related Due Period                                 ____________

     (f) Foreclosed upon and held by Servicer                      ____________

80.  Home Improvement Defaulted Loans, by number and
     Scheduled Principal Balance:

     (a) That became Defaulted Loans during related
         Due Period                                                ____________
                                                                   ____________
     (b) As of last day of related Due Period                      ____________
                                                                   ____________
     (c) That became Liquidated Loans during related
         Due Period                                                ____________
                                                                   ____________
         Net Liquidation Losses                                    ____________

     (d) In foreclosure                                            ____________
                                                                   ____________
     (e) Foreclosure completed                                     ____________
         during related Due Period                                 ____________

     (f) Foreclosed upon and held by Servicer                      ____________

 81. Senior Subordination Percentage (as of any Payment
     Date)

     (a) Before the Class A Principal Balance has been reduced to zero, the sum of the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance and the Class B-2 Adjusted Principal Balance divided by the Pool Scheduled Principal Balance;

     (b) on any Payment Date on which the Class A Principal Balance has been reduced to zero and the Class M-1 Principal Balance has not been reduced to zero, the sum of the Class M-2 Adjusted Principal Balance, the Class B-1 Adjusted Principal Balance and the Class B-2 Adjusted Principal Balance divided by the Pool Scheduled Principal Balance;

     (c) On any Payment Date on which the Class M-1 Principal Balance has been reduced to zero and the Class M-2 Principal Balance has not been reduced to zero, the sum of the Class B-1 Adjusted Principal Balance and the Class B-2 Adjusted Principal Balance divided by the Pool Scheduled Principal Balance; and

     (d) On any Payment Date on which the Class M-2 Principal
         Balance has been reduced to zero and the Class B-1
         Principal Balance has not been reduced to zero, the
         Class B-2 Adjusted Principal Balance divided by the
         Pool Scheduled Principal Balance.                         ____________

82.  Cumulative Realized Loss Ratio

     (a) As of any Payment Date, Cumulative Realized Losses
         divided by the Cut-off Date Pool Principal Balance        ____________


     The amounts of principal and interest distributions set out above are expressed as a dollar amount per Note with a 1% Class Percentage Interest or per $1,000 denomination of Note or Certificate.

     Please contact _________________________________ of U.S. Bank Trust
National Association, __________________________ with any questions regarding this Statement or your Distribution.

                                    EXHIBIT D

                    FORM OF CERTIFICATE OF SERVICING OFFICER


                              CONSECO FINANCE CORP.

     The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Servicer"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.11 of the Sale and Servicing Agreement (the "Agreement") dated as of September 1, 1999 among Servicer, Conseco Finance Securitizations Corp., as Seller, and Conseco Finance Home Loan Trust 1999-G (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from ____________ to ____________ attached to this certificate is complete and accurate in accordance with the requirements of Section 5.11 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this day of _________________, _________.

                                        CONSECO FINANCE CORP.


                                        By:
                                           ------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

                                    EXHIBIT E

                             FORM OF ADDITION NOTICE


                                                       ___________________, 1999

U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, MN  55101

     Re: Sale and Servicing Agreement (the "Agreement"), dated as of
         September 1, 1999, among Conseco Finance Corp. (the "Originator") , Conseco Finance Securitizations Corp. (the "Seller") and Conseco Home Loan Trust 1999-G (the "Trust")

Ladies and Gentlemen:

         Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Indenture Trustee of an assignment to the Trust of Subsequent Loans on the date and in the amounts set forth below:

         Subsequent Transfer Date:

         Cut-off Date Principal Balance of Subsequent Loans to be assigned to Trust on Subsequent Transfer Date: $

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                      Very truly yours,

                                      CONSECO FINANCE SECURITIZATIONS CORP.

                                      By:______________________________
                                          Name:
                                          Title:

ACKNOWLEDGED AND AGREED:
U.S. BANK TRUST NATIONAL ASSOCIATION

By:_________________________________
Name:
Title:

                                    EXHIBIT F

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT


         In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of September 1, 1999, among the undersigned, Conseco Finance Corp. and Conseco Home Loan Trust 1999-G (the "Trust"), the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to the Trust all right, title and interest of the Seller in and to (1) the home equity and home improvement loans identified in the List of Loans attached hereto (each a "Subsequent Loan"), and all moneys payable thereon or in respect to the Subsequent Loans, including any liquidation proceeds therefrom but excluding payments due on the Subsequent Loans prior to _____, 1999 (the "Subsequent Cut-off Date"), (2) all rights of the Seller under the Subsequent Transfer Agreement with Conseco Finance Corp., (3) the Errors and Omissions Protection Policy as such policy relates to the Subsequent Loans, (4) all items contained in the related Loan Files, and (5) all proceeds and products of the foregoing.

         This Subsequent Transfer Instrument is made pursuant to and upon the representation and warranties on the part of the undersigned contained in
Section 2.03 and Article III of the Agreement and no others. All undefined capitalized terms used in this Subsequent Transfer Instrument have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Instrument to be duly executed this _____ day of _______________, 1999.

                                   CONSECO FINANCE SECURITIZATIONS CORP.


[Seal]                             By:______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT G

               FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)


     The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Seller in connection with the Sale and Servicing Agreement dated as of September 1, 1999 (the "Agreement") among the Seller, Originator, Conseco Finance Corp. and Conseco Home Loan Trust 1999-G. All capitalized terms used herein without definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

     1. This Certificate is delivered in connection with the sale to the Trust on ________________________ (the "Subsequent Transfer Date") of Loans (the "Subsequent Loans") identified in the List of Loans attached to the Subsequent Transfer Instrument of even date herewith.

     2. As of the Subsequent Transfer Date, all representations and warranties in Section 3.01, 3.02, 3.03, 3.04 and 3.06 of the Agreement are true and correct; all representations and warranties in Sections 3.02 and 3.03 of the Agreement with respect to the Subsequent Loans are true to the best of his knowledge; and all representations in Section 3.04 of the Agreement with respect to the Subsequent Loans are true and correct.

     3. All conditions precedent to the sale of the Subsequent Loans to the Trust under Section 2.03 of the Agreement have been satisfied.


     IN WITNESS WHEREOF, I have affixed hereunto my signature this _______ day of _______________________, 1999.

                                        By:___________________________________
                                           Name:
                                           Title:

                                       G-1